UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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XL CAPITAL LTD

(Name of Registrant as Specified in Its Charter)

Not Applicable

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XL CAPITAL LTD

NOTICE OF ANNUAL GENERAL MEETING OF HOLDERS OF CLASS A ORDINARY SHARES TO BE HELD ON FRIDAY, APRIL 25, 2008

Hamilton, Bermuda

March 17, 2008

To the Holders of Class A Ordinary Shares of XL Capital Ltd:

Notice is hereby given that the Annual General Meeting of Holders (the “Shareholders”) of Class A Ordinary Shares of XL Capital Ltd (the “Company”) will be held at the principal executive offices of the Company, located at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda, on Friday, April 25, 2008 at 8:30 a.m. local time for the following purposes:

1.	To elect three Class I Directors to hold office until 2011;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York, to act as the independent registered public accounting firm of the Company for the year ending December 31, 2008;

3.	To approve the amendment and restatement of the Company’s Directors Stock & Option Plan that expires in 2008; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only Shareholders of record, as shown by the transfer books of the Company at the close of business on March 7, 2008, are entitled to receive notice of and to vote at the Annual General Meeting.

PLEASE VOTE YOUR PROXY BY TELEPHONE, INTERNET OR MAIL AS DIRECTED ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” ITEMS 1 THROUGH 3 ABOVE.

By Order of The Board of Directors,

Kirstin Romann Gould
Secretary

XL CAPITAL LTD

PROXY STATEMENT
FOR THE
ANNUAL GENERAL MEETING OF HOLDERS OF CLASS A ORDINARY SHARES
TO BE HELD ON APRIL 25, 2008

The accompanying proxy is solicited by the Board of Directors of XL Capital Ltd (the “Company”) to be voted at the Annual General Meeting of holders (the “Shareholders”) of the Company’s Class A Ordinary Shares (the “Shares”) to be held on April 25, 2008 and any adjournments thereof.

When such proxy is properly executed and returned, the Shares of the Company it represents will be voted at the meeting on the following: (1) the election of the three nominees for Class I Directors identified herein, (2) the ratification of the appointment of PricewaterhouseCoopers LLP, New York, New York (the “Independent Auditor”), to act as the independent registered public accounting firm of the Company for the year ending December 31, 2008 and (3) to approve the amendment and restatement of the Company’s Directors Stock and Option Plan that expires in 2008 (the “Directors Plan”).

Any Shareholder giving a proxy has the power to revoke it prior to its exercise by giving notice of such revocation to the Secretary of the Company in writing at XL House, One Bermudiana Road, Hamilton, HM 11, Bermuda, by attending and voting in person at the Annual General Meeting or by executing a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.

Shareholders of record as of the close of business on March 7, 2008 will be entitled to vote at the Annual General Meeting. As of March 7, 2008, there were 179,101,089 outstanding Shares entitled to vote at the Annual General Meeting, with each Share entitling the holder of record thereof to one vote at the Annual General Meeting (subject to certain limitations set forth in the Company’s Articles of Association—see footnote 1 under the heading “Beneficial Ownership”).

This Proxy Statement, the attached Notice of Annual General Meeting and the accompanying proxy card are first being mailed to Shareholders on or about March 17, 2008.

Other than the approval of the minutes of the 2007 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the Notice of Annual General Meeting. If any such matter comes before the Annual General Meeting, including any Shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

The election of each nominee for Director, the ratification of the appointment of the Independent Auditor and the approval of the amendment and restatement of the Directors Plan require the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting, provided there is a quorum (consisting of one or more Shareholders present in person or by proxy holding at least fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Annual General Meeting). Shares owned by Shareholders electing to abstain from voting with respect to any proposal and “broker non-votes” will be counted towards the presence of a quorum but will not be considered present and voting with respect to the elections of nominees for Director or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of the proposals to elect directors, to ratify the appointment of the Auditors or to approve the amendment and restatement of the Directors Plan.

XL CAPITAL LTD
2008 PROXY STATEMENT

PROPOSALS UNDER VOTE

I. ELECTION OF DIRECTORS

At the Annual General Meeting, three Class I Directors are to be elected to hold office until the 2011 Annual General Meeting of Shareholders. All of the nominees are currently serving as Directors and were appointed or elected in accordance with the Company’s Articles of Association. Unless authority is withheld by the Shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed below. All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, principal occupation and other information concerning each Director are set forth below.

Nominees for Whom Proxies will be Voted

Nominees for Class I Directors for terms to expire in 2008:

Herbert N. Haag, age 61, has been a Director of the Company since June 2006. Mr. Haag was the founding President and Chief Executive Officer of Bermuda-based reinsurer PartnerRe Ltd. from 1993 until his retirement in December 2000. From December 2000 to 2002, Mr. Haag served as Senior Advisor of PartnerRe Ltd. Mr. Haag’s insurance industry career spans approximately 40 years, including 24 years with Swiss Reinsurance Company where he held various senior positions, latterly as Executive Vice President responsible for Swiss Re Zurich’s reinsurance business for the Americas, Asia, Africa and Southern Europe. Mr. Haag is the President of the Swiss-Japanese Society in Switzerland.

Ellen E. Thrower, age 61, has been a Director of the Company since 1995. Dr. Thrower has been Executive Director and Professor of Risk Management and Insurance at the School of Risk Management, Insurance and Actuarial Science of the Peter J. Tobin College of Business at St. John’s University since 2001, and is President Emeritae of the College of Insurance, where she served as President and Chief Executive Officer from 1988 to 2001 (when the College of Insurance merged into St. John’s University). Dr. Thrower has also served as a director of SBLI USA Mutual Life Insurance Company, Inc. since 2004 and as a director of United Educators Insurance since 1996.

John M. Vereker, age 63, was appointed as a Director of the Company in November 2007. Sir John was the Governor and Commander-in-Chief of Bermuda from April 2002 to October 2007. Prior to that, he was the U.K.’s Permanent Secretary of the Department for International Development and of its predecessor, the Overseas Development Administration from 1994 to 2002. Over the years, Sir John’s career has included working in the World Bank, serving as Private Secretary to three U.K. Ministers of Overseas Development, working on public sector issues in the Policy Unit of the British Prime Minister’s Office and serving as Deputy Secretary for the Department of Education and Science. He has been a Board Member of the British Council, the Institute of Development Studies and the Institute of Manpower Studies and Voluntary Service Overseas. He has served on the Advisory Councils for the Centre for Global Ethics and for the British Consultancy and Construction Bureau. He has also been an adviser to the UN Secretary-General’s Millenium Development Project and a member of the Volcker panel, which investigated the World Bank’s institutional integrity.

Directors whose terms of office do not expire at this meeting

Class II Directors whose terms expire in 2009:

Dale R. Comey, age 66, has been a Director of the Company since 2001. Mr. Comey was a director of St. Francis Hospital and Medical Center, Hartford, Connecticut from 1988 to 2006. Prior to his retirement, Mr. Comey was Executive Vice President at the corporate headquarters of the ITT Corporation from 1990 to 1996, where he was responsible for directing the operations of several ITT business units, including ITT Hartford and ITT Financial Corporation. From 1988 to 1990, Mr. Comey was President of ITT Hartford’s Property & Casualty Insurance Business.

Robert R. Glauber, age 68, has been a Director of the Company since September 2006, having originally served on the Company’s board from 1998 to May 2005, at which time he stepped down to focus on other business commitments. Mr. Glauber is presently a lecturer at the John F. Kennedy School of Government, Harvard. Most recently, Mr. Glauber served as Chief Executive Officer of the National Association of Securities Dealers, Inc. (the “NASD”) from November 2000 to August 2006 and, in addition, as Chairman from September 2001 to August 2006. Mr. Glauber, who is currently a director of Moody’s Corporation, Federal Home Loan Mortgage Corp. (“Freddie Mac”) and Quadra Realty Trust, has previously served on the boards of the Federal Reserve Bank of Boston, a number of Dreyfus mutual funds and the Investment Company Institute. From 1989 to 1992, he served as Under Secretary of the Treasury for Finance and, prior to that, was a Professor of Finance at the Harvard Business School. After leaving the Treasury, he was a lecturer at Harvard’s John F. Kennedy School of Government before joining NASD. He is currently a visiting Professor at the Harvard Law School and is a Senior Advisor to Peter J. Solomon Company.

Brian M. O’Hara, age 59, has been President and Chief Executive Officer (“CEO”) of the Company since 1994 and a Director of the Company since 1986. In addition, he has served as Acting Chairman of the Company since late 2007. He has also served as Chairman of XL Insurance (Bermuda) Ltd since December 1995. Mr. O’Hara previously served as a Director and Chairman of the Compensation Committee of Security Capital Assurance Ltd (“SCA”) from August 2006 to November 2007.

John T. Thornton, age 70, has been a Director of the Company since 1988. He has also been a director of Arcadia Resources, Inc. since June 2004 and a director of the Friends of the Pontifical Irish College, Rome, Italy since 2003. Mr. Thornton served as Executive Vice President and Chief Financial Officer of Wells Fargo & Company (formerly Norwest Corporation) from 1967 to 1998. Mr. Thornton also served as Executive Vice President and Financial Executive of Wells Fargo & Company from December 1998 until November 1999.

Class III Directors for terms to expire in 2010:

Joseph Mauriello, age 63, has been a Director of the Company since 2006. Mr. Mauriello was formerly Deputy Chairman and Chief Operating Officer of KPMG LLP (United States) and KPMG Americas Region from 2004 to 2005 and a director of KPMG LLP (United States) and KPMG Americas Region from 2004 to 2005. During his 40 years at KPMG, Mr. Mauriello has held numerous leadership positions, including Vice Chairman of Financial Services from 2002 to 2004. He is a Certified Public Accountant in New York and is a member of the American Institute of Certified Public Accountants. He is also a member of the Board of Overseers of the School of Risk Management, Insurance and Actuarial Science of the Peter J. Tobin College of Business at St. John’s University since 2002, a trustee of the St. Barnabas Medical Center in New Jersey since 2003, a member of the Board of Directors of the Alliance for Lupus Research since 2006, a member of the Board of Directors of Arcadia Resources, Inc. since March 2007, and a member of the Board of Trustees of Fidelity Funds since July 2007.

Eugene M. McQuade, age 59, has been a Director of the Company since 2004. Mr. McQuade was appointed Vice Chairman of Merrill Lynch and President of Merrill Lynch Banks (U.S.) in February 2008. Mr. McQuade was President and Chief Operating Officer of Freddie Mac from September 2004 to September 2007 and a director of Freddie Mac from November 2004 to September 2007. Mr. McQuade was President and a director of Bank of America Corporation from April 2004 to June 2004. He previously had been President and Chief Operating Officer at FleetBoston Financial Corporation from 2002 to March 2004. Mr. McQuade served as Vice Chairman and Chief Financial Officer of FleetBoston Financial Corporation from 1997 to 2002. He also served as a director of FleetBoston Financial Corporation from 2003 until April 2004 (when FleetBoston Financial Corporation merged into Bank of America Corporation). Mr. McQuade is a Certified Public Accountant.

Robert S. Parker, age 70, has been a Director of the Company since 1992. Dr. Parker has been Dean Emeritus and the Robert S. Parker Chaired Professor of the McDonough School of Business at Georgetown University since 1998. He served as Dean and a Professor of the School of Business Administration at Georgetown University from 1986 to 1997. Prior to 1986, Dr. Parker was a partner of McKinsey and Company, Inc., a consulting firm he joined in 1969. Dr. Parker has been a director of Middlesex Mutual Assurance Company since 1988.

Alan Z. Senter, age 66, has been a Director of the Company since 1986. Mr. Senter is the Chairman of AZ Senter Consulting LLC, a financial advisory firm that he founded in 1993. Mr. Senter served as Executive Vice President and Chief Financial Officer of NYNEX Corporation from 1994 to 1997 and served as a director and Executive Vice President and Chief Financial Officer of International Specialty Products from 1992 to 1994. Mr. Senter previously served as the Vice President and Senior Financial Officer of Xerox Corporation from 1989 to 1992. In addition, Mr. Senter previously served as a Director and Chairman of the Audit Committee of SCA from August 2006 to December 2007.

Your Board of Directors recommends that Shareholders vote FOR the nominees.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Company’s Independent Auditor. The Audit Committee has appointed PricewaterhouseCoopers LLP, New York, New York as the Company’s Independent Auditor for the year ending December 31, 2008. While Shareholder ratification is not required by the Company’s Articles of Association or otherwise, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the Shareholders for ratification as part of good corporate governance practices. If the Shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its Shareholders.

The Board of Directors recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor to audit the Company’s consolidated financial statements for the year ending December 31, 2008. The persons designated as proxies will vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor, unless otherwise directed. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, with the opportunity to make a statement should they choose to do so and are expected to be available to respond to questions, as appropriate.

Your Board of Directors recommends that Shareholders vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP, New York, New York.

III. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S DIRECTORS STOCK & OPTION PLAN

The Company’s Directors Stock & Option Plan as amended and restated was approved by Shareholders in 2003. Such plan, together with all amendments thereto, is referred to herein as the “Directors Plan.” The Directors Plan provides for grants of stock options, restricted stock and restricted stock units to non-employee directors and an opportunity for non-employee directors to defer their annual retainer fees in the form of share units or receive their annual retainer fees in the form of shares. Under the Directors Plan, 344,702 shares have been reserved for issuance solely for elective deferrals of annual retainer fees or the elective payment of annual retainer fees in the form of shares, of which 326,342 have not been utilized. Prior to the amendment described below, 300,000 shares had been reserved for issuance under the Directors Plan as stock options, restricted stock and restricted stock units, of which 133,250 have not been utilized.

Since the Directors Plan is scheduled to expire on April 28, 2008, the Board of Directors has amended and restated the Directors Plan, subject to Shareholder approval, to extend the term until June 1, 2013 and to increase the number of shares available for grants of stock options, restricted stock and restricted stock units under the Directors Plan by 150,000 to 283,250. The Directors Plan

has also been amended to define the “fair market value” of the shares for purposes of the plan as the closing price per share on the date in question. Prior to the amendment, the fair market value had been based on the closing price per share on the date preceding the date in question. In addition, the Directors Plan has been amended to provide that the annual stock option grants will be 2,500 shares per non-employee director (or such other number of shares as determined from time to time by the Board of Directors).

The Shareholders are now requested to approve the amendment and restatement of the Directors Plan.

The following summary of the Directors Plan is qualified in its entirety by express reference to the amended and restated Directors Plan, which is attached as Appendix B to this proxy statement.

General

The Directors Plan is intended to advance the interests of the Company and its Shareholders by providing a means to attract, retain and motivate non-employee directors of the Company upon whose judgment, initiative and effort the continued success, growth and development of the Company is dependent. The Directors Plan provides for the grant to non-employee directors of non- qualified stock options, restricted stock, and restricted stock units. The Directors Plan also provides for elective deferral of annual retainer fees and, as an alternative, an election to receive annual retainer fees in the form of Shares. The aggregate number of Shares which are available for issuance under the Directors Plan in connection with elective deferral of annual retainer fees or elections to receive annual retainer fees in the form of Shares is 344,702, and an additional 450,000 are available for grants of nonqualified stock options, restricted stock, restricted stock units, in each case subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure. Shares issued pursuant to the Directors Plan will be authorized but unissued shares.

Eligibility and Administration

Only non-employee members of the Company’s Board of Directors will be eligible to participate in the Directors Plan. The Directors Plan will be administered by the full Board of Directors, which will determine the types of awards to be received and the terms and conditions thereof. The number of non-employee directors who will be eligible to receive awards under the Directors Plan is currently ten.

Awards and Deferral Elections

The Directors Plan provides for automatic annual grants of non-qualified stock options to each non-employee director on the following terms. The date of grant will be the date of each annual meeting of Shareholders, and options will be granted to the non-employee directors in office immediately following the annual general meeting. The exercise price per Share will be equal to the fair market value per Share on the date of grant, and the number of Shares subject to each option will be 2,500 (or such other amount as determined from time to time by the Board of Directors). The term of each option will be ten years, each option will be fully exercisable on the date of grant, and continued exercisability will not be dependent on continued service on the Board of Directors.

In addition, when a non-employee director is first elected to the Board of Directors an option to purchase 5,000 Shares (or such other amount as determined from time to time by the Board of Directors) is granted to the non-employee director on the date of such first election. The other terms of the option will be as described above in the case of the automatic annual option grants.

The Directors Plan also provides for discretionary grants of non-qualified stock options, restricted stock and restricted stock units. The specific terms of such grants will be as determined by the Board of Directors, but the exercise price of an option may not be less than the fair market value per Share on the date of grant. In addition, options may not be repriced without Shareholder approval.

Non-employee directors may elect to defer all or a portion of their annual retainer fees. Amounts deferred will be credited to the non-employee directors’ accounts under the Directors Plan in the form of share units. The number of share units credited will be equal to the number of Shares having an aggregate fair market value on the date the fees would otherwise have been paid equal to the amount deferred. If any dividends are payable on the Shares during the deferral period, additional share units will be credited to the non-employee directors’ accounts, based on the amount of the dividends and the fair market value of the Shares at the time the dividend is paid. Amounts deferred will be distributed (in the form of one Share for each share unit) either in a lump sum at the time of the non-employee director’s separation from service on the Board of Directors or in five annual installments commencing at such time, as elected by the non-employee director in accordance with the election provisions of the Directors Plan.

Alternatively, non-employee directors may elect to receive their annual retainer fees currently in the form of Shares instead of cash, based on the fair market value of the Shares on the date the fees would otherwise have been paid.

Amendments and Termination

The Board of Directors may amend or terminate the Directors Plan, but any such amendment or termination will be subject to the approval of Shareholders if required by applicable law or the rules of any stock exchange on which the Shares may then be listed. In addition, no amendment or termination may adversely affect the rights of a participant under outstanding awards or previously deferred fees without the consent of the affected participant.

Market Value

The per Share closing price of the Company’s Shares on March 7, 2008 was $32.58.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences of the Directors Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of a nonqualified stock option will not be a taxable event to the recipient. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the Shares received upon exercise over the exercise price. Any gain or loss upon a subsequent sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on the holding period for the Shares.

Restricted Stock

A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the Shares at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the Shares. Dividends paid with respect to Shares that are not vested will be ordinary compensation income to the participant. Any gain or loss upon a subsequent sale or exchange of the Shares, measured by the difference between the sale price and the fair market value on the date of vesting, will be capital gain or loss, long- term or short-term, depending on the holding period for the Shares. The holding period for this purpose will begin on the date following the date of vesting.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions that by their terms will never lapse). Dividends paid with respect to Shares as to which a proper Section 83(b) election has been made will not be deductible. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Other Awards and Deferrals

With respect to restricted stock units and amounts deferred, generally, a participant will be subject to income tax at ordinary income rates at the time of receipt of payment with respect to any such restricted stock units or deferrals, and the amount of such income will be the fair market value of the Shares received, determined at the time they are received.

Your Board of Directors recommends a vote FOR the proposal to amend and restate the Directors Plan.

CORPORATE GOVERNANCE

The Company’s Board of Directors (sometimes referred to herein as the “Board”) and management have a strong commitment to effective corporate governance. The Company has in place a comprehensive corporate governance framework for its operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”). The key components of this framework are as follows:

Board of Directors

The size of the Board of Directors is fixed at eleven effective upon Mr. Cyril Rance’s retirement from the Board immediately prior to the Annual General Meeting as a result of Mr. Rance having reached the mandatory retirement age for members of the Board of Directors. The Company’s Articles of Association provide that the Board of Directors shall be divided into three classes, designated “Class I”, “Class II” and “Class III”, with each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors.

The term of office for each Director in Class I expires at the 2008 Annual General Meeting; the term of office for each Director in Class II expires at the 2009 Annual General Meeting; and the term of office for each Director in Class III expires at the 2010 Annual General Meeting of the Company. At each Annual General Meeting, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year following the year of their election.

In 2007, there were seven formal meetings of the Board and all incumbent Directors attended at least 75% of such meetings and of the meetings held by all committees of the Board of which they were a member. Formal meetings of the Board and Board committees are supplemented periodically by informational meetings. In 2007, eight such informational meetings of the Board were held. The Company expects Directors to attend the Annual General Meeting and all twelve of the Company’s then Directors attended the 2007 Annual General Meeting.

Executive Sessions of Non-Management and Independent Directors

The Company’s non-management Directors meet at regularly scheduled executive sessions of the Board without any member of management in attendance. In addition, the independent Directors meet as a group at least annually. Mr. Glauber and, in his absence, Mr. Comey were selected by the independent Directors to act as presiding Director (the “Lead Director”) at such executive sessions of the Board. Mr. Glauber will serve as lead Director until the Board meeting that immediately precedes the 2008 Annual General Meeting.

Independence Standards

The Board has adopted categorical standards to assist it in making determinations as to whether Directors have any material relationships with the Company for purposes of determining independence under the listing standards of the NYSE and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The categorical standards are attached as Appendix A to this Proxy Statement. In accordance with these standards, the Board of Directors determined (i) in February 2008, that each of Messrs. Comey, Glauber, Haag, Mauriello, McQuade, Rance, Senter, and Thornton, Drs. Parker and Thrower and Sir John Vereker is independent in accordance with such categorical standards and (ii) that no transactions or relationships existed that were inconsistent with a determination that each such Director is independent.

In reaching its conclusion with respect to each of the independent directors, the Board considered that (i) two Directors (Messrs. O’Hara and Mauriello) are directors on a board of an entity on which a Director is an executive director (Dr. Thrower), (ii) in 2007, a Director (Mr. Glauber) was a director on a board of an entity on which a Director was an executive officer (Mr. McQuade), (iii) a Director (Mr. Mauriello) receives a pension from a company that does business with the Company, (iv) a Director (Mr. McQuade) has a family member who in 2007 was employed by an investment bank that did work for the Company from time to time, but the family member was not involved in the work for the Company, (v) during 2007, a Director (Mr. Senter) served as a director and Chairman of the Audit Committee of a public affiliate of the Company, (vi) a Director (Dr. Thrower) is an executive director of a charitable organization to which the Company and certain directors and executive officers make contributions and (vii) a Director (Mr. Rance) has two family members who are employees of the Company.

Committees

The Board has established an Audit Committee, a Compensation Committee, a Nominating & Governance Committee, a Finance Committee and a Public Affairs Committee. In addition, special committees of the Board may be created from time to time to manage various risk management and other initiatives. In October 2007, a Succession Committee was created following the announcement by the Company that Mr. Brian O’Hara, President and CEO of the Company (and since late 2007, Acting Chairman), had informed the Company’s Board of Directors of his decision to retire as President and CEO in mid-2008.

Each member of the Audit Committee is independent as independence for Audit Committee members is defined in the NYSE listing standards and Rule 10A-3 promulgated under the Exchange Act. Each member of the Compensation Committee, the Nominating & Governance Committee and the Public Affairs Committee is independent (as defined in the NYSE listing standards).

Audit Committee

The Audit Committee’s primary purpose is to assist in the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the Independent Auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor in preparing or issuing an audit report or performing other audit, review or attestation services for the Company. Messrs. Thornton (Chairman), Comey, Mauriello, McQuade, Rance, Senter and Dr. Thrower comprise the Audit Committee. The Audit Committee met six times during 2007 and held five informational meetings in 2007. The Board has determined that each of Messrs. Mauriello, McQuade, Senter and Thornton is an “audit committee financial expert” (as that term is defined in Item 401(h) of Regulation S-K).

Compensation Committee

The Compensation Committee reviews the performance and compensation of the Chairman, the Chief Executive Officer and other senior executives and has overall responsibility for approving and evaluating compensation and benefit plans of the Company. Messrs. Comey (Chairman), Glauber and McQuade comprise the Compensation Committee. The Compensation Committee met six times during 2007 and held two informational meetings in 2007.

Nominating & Governance Committee

The Nominating & Governance Committee makes recommendations to the Board as to nominations to the Board and Board committee memberships and compensation for Board and Board committee members, as well as structural, governance and procedural matters. The Nominating & Governance Committee also reviews the performance of the Board and the Company’s succession planning. Drs. Parker (Chairman) and Thrower and Messrs. Glauber and Mauriello comprise the Nominating & Governance Committee. The Nominating & Governance Committee met seven times during 2007 and held two informational meetings in 2007.

i) Identifying and evaluating nominees

The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating & Governance Committee utilizes third-party search firms and considers recommendations from Board members, management and others, including Shareholders. In general, the Nominating & Governance Committee looks for new members possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities.

ii) Nominees recommended by Shareholders

The Nominating & Governance Committee will consider, for Director nominees, persons recommended by Shareholders, who may submit recommendations to the Nominating & Governance Committee in care of the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. To be considered by the Nominating & Governance Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for Director who are recommended by Shareholders to the Nominating & Governance Committee will be evaluated in the same manner as any other nominee for Director. Nominations by Shareholders may also be made at an Annual General Meeting in the manner set forth under “Shareholder Proposals for 2009 Annual General Meeting.”

Finance Committee

The Finance Committee establishes and recommends the financial policies of the Company and reviews the Company’s capital structure, issuances of securities, dividend policy, mergers, acquisitions and divestitures, significant strategic investments, overall investment policy and performance, all major risk management exposures and annual business plan and budget. Messrs. Glauber, Haag, O’Hara, McQuade (Acting Chairman), Senter and Thornton, Dr. Parker and Sir John Vereker comprise the Finance Committee. During 2007, Michael P. Esposito, Jr. served as Chairman of the Finance Committee until he resigned from the Board of Directors on December 27, 2007. The Finance Committee met seven times during 2007 and held one informational meeting in 2007.

Public Affairs Committee

The Public Affairs Committee reviews the Company’s policies and programs that relate to public issues of significance to the Company and the public at large, the Company’s relationship with external constituencies and the non-financial issues that impact the Company’s reputation. The Public Affairs Committee also oversees the Company’s program of charitable giving. Mr. Rance (Chairman), Drs. Parker and Thrower and Sir John Vereker comprise the Public Affairs Committee. The Public Affairs Committee met twice during 2007.

Succession Committee

The purpose and responsibility of the Succession Committee has been to establish and implement a program to identify, evaluate and recommend to the Board of Directors potential candidates to succeed the current CEO upon his retirement from such position, and to discuss, negotiate and agree upon, subject to the approval of the Board, the terms and conditions upon which candidates recommended to the Board will serve in such capacity.

The Committee has the sole authority to retain and terminate any search firm it elects to engage to assist in identifying CEO candidates, including the sole authority to approve the fees to be paid to such firm as well as other retention terms. Messrs. Comey, Glauber (Chairman), Haag and McQuade and Dr. Parker comprise the Succession Committee. The Succession Committee held six informational meetings in 2007.

Communications with Members of the Board of Directors and its Committees

Shareholders and other interested persons may communicate directly with one or more Directors (including the Lead Director or all non-management Directors as a group) by writing to them in care of the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda and specifying the intended recipient(s). All such communications will be forwarded to the appropriate Director(s) for review, other than communications that are advertisements or other commercial solicitations or communications.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s Directors, officers (including the CEO) and employees. The Company has also adopted a Code of Ethics for XL Senior Financial Officers applicable to the Company’s chief financial officer, controller and other persons performing similar functions. The Company will post on its website at www.xlcapital.com any amendment to or waiver under the Code of Business Conduct and Ethics or the Code of Ethics for XL Senior Financial Officers granted to any of its Directors or executive officers that relates to any element of the code of ethics definition set forth in Item 406 of Regulation S-K of the Securities Act of 1933, as amended.

Website Access to Governance Documents

The Company’s Director Independence Standards, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for XL Senior Financial Officers, the charters for the Audit Committee, Compensation Committee, Nominating & Governance Committee, Finance Committee, Public Affairs Committee and Succession Committee and other Company ethics and governance materials are available free of charge on the Company’s website located at www.xlcapital.com or by writing to Investor Relations, XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda.

Procedures for Approval of Related Person Transactions

In February 2007, the Company’s Board of Directors adopted written policies and procedures relating to the approval or ratification of transactions with “Related Parties”. Under these policies and procedures, management shall present to the Nominating & Governance Committee any “Related Person Transactions” proposed to be entered into by the Company and any “Ordinary Course Related Person Transactions” known to management, including the aggregate value of such transactions, if applicable. In reviewing proposed Related Person Transactions, the Committee shall consider, among other things, if such transactions are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person and shall review such transactions to ensure that the terms are arm’s-length or otherwise fair to the Company. In instances where an Ordinary Course Related Person Transaction is reviewed, the Committee shall determine whether such proposed transaction is in the ordinary course of business and on terms no more favorable than are made to other unrelated persons. After review, the Committee shall approve or disapprove such transactions. Management shall, at each subsequent Nominating & Governance Committee meeting, update the Committee as to any material change to those transactions that have been approved by the Nominating & Governance Committee. No Director may participate in any discussion or approval of a Related Person Transaction or Ordinary Course Related Person Transaction in which he or she is a Related Person.

Under these policies and procedures, a “Related Person Transaction” is any transaction, including proposed charitable contributions or pledges of charitable contributions, in which the Company was or is a participant, and the amount involved exceeds $120,000 and in which a Related Person had or will have a direct or indirect material interest. A Related Person Transaction does not include the Company’s providing insurance and/or reinsurance to Shareholders or their affiliates, or to employers or entities associated with a Related Person in the ordinary course of business, on terms no more favorable to the (re)insureds than are made available to other customers (collectively, “Ordinary Course Related Person Transaction(s)”). A “Related Person” is a senior officer, director or nominee for director of the Company, a greater than 5% beneficial owner of the Company’s outstanding Shares, any immediate family member (as that term is defined by Item 404 of Regulation S-K) of any of the foregoing or an entity in which a person listed in the foregoing has a substantial interest in, or control of, such entity or which employs a person listed in the foregoing.

Related person transactions during 2007 are discussed under the heading “Related Person Transactions.”

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

As a global property and casualty insurance and reinsurance company, the Company’s compensation programs are designed to reflect the cyclical nature of the industry. What this means is that the programs recognize that during a program cycle, there will be periods when premium rates (and negotiating policy terms) are more favorable than the cycle average while other periods during the cycle will be less favorable. The Company’s goal in managing the cycle is to build long-term shareholder value by capitalizing on current opportunities and managing any potential downward cycles by reducing the property and casualty book of business and exposures if and when rates deteriorate to unprofitable levels.

The Company’s executive compensation programs are established so that executives are rewarded for creating long-term shareholder value by strengthening its competitiveness within the insurance/reinsurance industry, resulting in an increase in the value of the Company’s share price. Accordingly, performance measurements for the programs described below are set with the idea that attainment of both internal and external (relative to peers) goals will increase long-term shareholder value.

The goals of the Company’s executive compensation programs are to:

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Attract and retain high quality executives that will implement the Company’s business strategy effectively. Due to the highly competitive nature of attracting key executives within the commercial insurance/reinsurance industry, the Company’s aim is to provide substantial rewards to those executives that prove consistently successful in their roles.

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Motivate executives to maximize the long-term creation of shareholder value. With attainment of an operating return on equity (meaning, operating income divided by the average ordinary Shareholders’ equity for the period) (“Operating ROE”) performance metric required for the vesting of restricted shares and to determine the level of payout for outstanding cash long-term incentive plan (“LTIP”) measurement periods, consistent annual returns are rewarded. If the Company should have a sub-standard performance year, restricted shares do not vest and any LTIP payout that includes that performance year will be reduced. Operating income is a non-GAAP financial measure under Regulation G and represents net income excluding net realized gains and losses on investments, net realized and unrealized gains and losses on credit, structured financial and investment derivatives, net of tax for the Company and its share of these items for Security Capital Assurance (“SCA”), a financial guarantor bond insurer, and the Company’s other insurance company operating affiliates.

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Align an executive’s business actions with the Company’s core values and pay-for-performance philosophy. While it is important that the Company attains its stated business goals, it will not do so at the expense of its core values. These core values underscore and define who the Company is to its customers and other stakeholders. The Company’s principles are predicated on the understanding that executive contributions to its success demonstrate the base core values that underpin its culture:

Ethics—We insist on the highest standards of personal and professional conduct to secure the absolute trust and confidence of our clients, our shareholders and our colleagues.

Teamwork—We achieve a greater contribution when we work together. We recognize and reward team effort.

Excellence—We require continuous improvement in the quality of all that we do. We reward those who continually seek to improve the quality of their work.

Development—Ensuring that all our staff realize their full potential is the only way for us to reach our business objectives. We expect everyone to take the initiative for their own professional development and to actively seek opportunities to assist in the development of colleagues and subordinates.

Respect—We must all value and respect the differences and diversity within our organization. Lack of personal and professional respect in dealing with our colleagues is not tolerated.

Executive Compensation Program Review and Oversight

The goals of the Company’s executive compensation programs have been established by the Compensation Committee of the Board of Directors. This committee consists of three independent directors: Dale R. Comey (Chairman), Robert R. Glauber and Eugene M. McQuade. All Compensation Committee members are outside directors as defined under Section 162(m) of the Internal Revenue Code and qualify as independent Directors under the NYSE listing standards. The Compensation Committee evaluates and approves all senior executive compensation actions, as well as compensation and benefits policies, plans and programs.

The President and CEO, Brian M. O’Hara, is responsible for providing recommendations to the Compensation Committee with respect to all compensation actions for the executive officers other than himself, as well as the cash incentive pools and the long-term incentive pools for all non-executive employees. The Compensation Committee expects that Mr. O’Hara will justify his recommendations based on actual performance against agreed upon metrics, relative performance versus the Company’s peers and, at the business unit level, relative contributions to overall Company results. Mr. O’Hara is required by the Compensation Committee to detail the Company’s operating results each year, how these results compare to the Company’s peer group of 11 companies in the global commercial insurance/reinsurance market, individual performance of senior executives and how his compensation recommendations relate to such performance comparisons. The Compensation Committee reviews the recommendations made by each business/functional unit as well as each of the recommendations made for the Executive Management Group (“EMG”). The Compensation Committee also considers Mr. O’Hara’s annual and long-term incentive awards and submits the recommendations to the Board of Directors for approval.

The Compensation Committee retains Mercer Human Resources Consulting (“Mercer”) to assist in calculations for the annual incentive pool and to advise the Compensation Committee of any issues requiring the consulting firm’s expertise. In 2007, the Compensation Committee retained Mercer to size the annual incentive pool using the annual program metrics (described below) and to provide the Committee a current market perspective with respect to compensation plan metrics used in the Insurance/Reinsurance industry and in general market practice.

Executive Compensation Philosophy and Core Principles

The Company’s compensation strategy is punctuated by differentiation—it is a “pay for performance” strategy. Accordingly, target salary compensation levels are set at approximately the 50th percentile of the local market in which each executive operates and the annual incentive target compensation levels are set between the 50th and the 75th percentile of the market relative to the peer group. The Company drives superior performance by paying above these market levels to executives that make superior contributions to the Company’s success as measured by the performance of their business unit relative to annual internal and external goals and their contributions to the Company’s overall success. To effectuate the “pay for performance” philosophy, the fixed elements (salary and benefits) of compensation that do not relate to performance of the Company, business line or executive are minimized while the variable elements (annual and long-term incentives) that relate to, and are paid out based on, performance are enhanced.

Using all instruments that are practically available, the total compensation package for an executive is positioned competitively relative to the market for their skill-sets; in particular, the market for most of the Company’s executives consists of those companies that operate in the global commercial insurance/reinsurance industry. While not all of the executives can be expressly tied to such a market (e.g., certain finance, information technology or investments executives), the aim is to reward executives relative to their contributions to the success of the Company in any given year. This does not necessitate having every executive at or above market levels. Individual considerations such as performance, previous experience and additional skill-sets are considered when determining compensation for an executive. Due to the Company’s focus on providing variable compensation, actual pay can be well above or below an executive’s market median based on actual business and individual performance.

Since much of the Company’s business requires multiple years to determine whether risk assessments have been successful, the Company chooses to put a significant portion of its senior executives’ compensation package in long-term vehicles that provide wealth to the executive when value is created for shareholders. This combination of retaining and motivating executives is carried out by using different vehicles that have different objectives. In general, the Company’s goal for its Named Executive Officers (“NEOs”) is to have 10%-20% of total annual compensation in annual salary, 20%-40% in annual cash incentive and the remainder in a mix of long-term incentives.

The Company works to maintain equity and fairness in the distribution of total compensation for executives in similar jobs, with similar performance and in similar local markets. The Company does not attempt to equalize total compensation across geographical markets, varying business markets or different performance levels.

Executive Compensation Program Components

The Company aims to reward performance based on annual performance goals, long-term performance goals and adherence to the Company’s corporate core values by using two “fixed” components (base salaries and perquisites/supplemental benefits) and two “variable” components (annual incentives and long-term incentives) in its executive compensation program. For the Company’s NEOs, an annual review of peer data that is disclosed in public filings is completed to ensure that compensation levels are competitive with those companies viewed as direct competitors and to better understand trends in the use of compensation vehicles. The competitor group that has been defined for reviewing compensation levels includes ACE Limited, American International Group, Inc., Arch Capital Group, Ltd., Axis Capital Holdings Limited, Chubb Corporation, Endurance Specialty Holdings Ltd., Everest Re Group, Ltd., The Hartford Financial Services Group, Inc., PartnerRe Ltd., RenaissanceRe Holdings Ltd., and The Travelers Companies, Inc.

Fixed Components

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Base Salaries. Base salaries are established based on the responsibilities of the executive, the relative base salary level paid by the Company’s peer group to executives with similar levels of responsibility and the geographic location of the executive. Base salaries are intended to compensate an executive for executing the basic responsibilities of their job. Due to the relatively fixed nature of base salaries, the Company aims to pay at the median of the respective market and it undertakes a review and adjustment of executive base salaries each year in the first quarter. The Compensation Committee reviews the recommendations made by Mr. O’Hara each year with respect to all executive officers and the Committee reviews the base salary of Mr. O’Hara in the same manner. Since base salaries are paid for executing the basic responsibilities of the job, base salaries are adjusted when there has been a change to the market level being paid for the responsibilities of that job or when the role of the executive has changed. Mr. O’Hara last received a salary increase in 2001; since that time, the Compensation Committee has reviewed the salary level for Mr. O’Hara and believes that his salary approximates the median of the competitive peer group. No NEO received a salary increase in calendar year 2007 and only one NEO received a salary increase as part of the 2008 compensation review in the first quarter of 2008.

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Perquisites and Supplemental Benefits. Pursuant to the Company’s pay-for-performance philosophy, executives receive minimal perquisites and minimal supplemental benefits, most notably a non-qualified supplemental deferred compensation plan which allows U.S. tax-paying executives to defer receipt of up to 50% (prior to January 1, 2007 executives could defer up to 95%) percent of their base salary and 100% of their annual incentive award, which are notionally invested in a series of mutual funds that are managed by the Company’s retirement plan vendor. This type of benefit is provided to executives by a majority of the Company’s peer companies. The Company does not have any defined benefit (pension) plans for its NEOs. Health and retirement benefits are provided to all employees based on market norms in the local markets in which the Company operates and at local market levels. Since benefits supplement the overall total rewards package and due to the fixed nature of the costs incurred in providing such benefits, local markets are periodically reviewed to determine the appropriate vehicles and cost-sharing levels relative to peer companies (as described above) in the local markets in which the Company operates.

Variable Components

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Annual Incentives. Annual incentives are awarded by the Compensation Committee, payable based on the attainment of financial and operational goals of the Company, business unit and individual goals and are paid in cash within the first quarter of the following year. Determination of payout levels includes both absolute and relative performance. Individuals have target annual incentive levels that vary based on the executive’s role with no stipulation of a maximum or minimum payout level. Executives are evaluated based on four primary criteria: 1) the overall performance of the Company and their contribution to that performance, 2) the performance of the business unit or function that the executive leads, 3) the executive’s attainment of annual performance goals and 4) the executive’s personal and business unit/function’s adherence to the Company’s core values.

Performance measures that determine the annual incentive pool are reviewed annually and in recent years have included the following:

Metric	Metric Type	Weight
Operating ROE	Absolute (internal measure)	25%
Operating Earnings per Share	Absolute (internal measure)	25%
Book Value per share growth	Relative (to peer group)	25%
Operating ROE	Relative (to peer group)	25%

By choosing these performance measures, the Compensation Committee can judge the performance of management regarding how it handles broad market events and trends in the global commercial insurance/reinsurance market relative to the Company’s peer group as well as to judge management on its ability to adhere to its annual plan, which is intended to generate an above market return to shareholders. The calculated result is then increased or decreased based on the Company’s Total Shareholder Return relative to its peer group. Targets for the above mentioned performance metrics are established at the beginning of each performance year with consideration of the Company’s financial plan and guidance. Should the Company meet these performance levels and be within the top 50th percentile of its peer group for both book value growth and operating ROE, assuming comparable business or functional unit performance, executives would generally expect to receive at least 100% of targeted amounts, subject to individual performance modifying factors as noted above.

The measures are part of a firm-wide “top-down” formula that calculates a pool based on the sum total of all target bonuses. Additionally, the Committee evaluates the performance, against approved business plans, and contributions to the Company’s overall results, by individual business and functional units (a “bottom-up” analysis) and utilizes that analysis to help determine whether the “top-down” formula outcome is representative of and fully recognizes performance. The Compensation Committee has the discretion to increase or decrease the pool by up to 25% of the target pool to adjust for anomalies in the calculation or material non-recurring events that unjustly inflate or deflate the annual incentive pool and/or to more accurately reflect the “bottom-up” calculation of performance.

The funding of the annual incentive pool is then distributed to the various business lines and functions based on their annual performance so that managers can disseminate the pool to individuals based on performance against pre-determined goals for the year. Executive management reviews these recommendations before submitting them to the Compensation Committee for approval.

The Compensation Committee reviews the recommendations made by each business/functional unit as well as each of the recommendations made for the members of the EMG, a cross- enterprise leadership body that assists the Executive Management Board in shaping its decisions on long-term strategy and near-term priorities. This group is currently made up of approximately 55 individuals. The Compensation Committee includes a recommendation for Mr. O’Hara’s compensation and submits the entire program to the Board of Directors for approval.

The top-down annual incentive pool formula calculation for 2007 was approximately 110% of the target pool. The Company again exceeded its planned internal goals of Operating ROE and Operating EPS in 2007 due primarily to the relatively benign storm season as well as favorable net prior year loss development. Relative to its peer group, the Company was slightly above the median for Operating ROE performance and in the bottom 25th percentile for growing in Book Value per Ordinary Share. Relative total shareholder return was in the bottom 25th percentile, and thus negatively modified the formula results. The assessment of individual business and functional unit performance generated a bottom-up pool at a significantly higher level (approximately 145% of the target pool). After reviewing both measurements, and weighing returns to shareholders, performance of core businesses and the need to reward individual performance, the Compensation Committee agreed on a payout pool equaling approximately 133% of the collective target amount. Among other factors in increasing the payout percentage above the top-down calculation, including the critical importance to the organization and to shareholders of retaining staff, especially during a period of change and uncertainty, and the need to reinforce the importance of delivering core operating results, the Committee considered the fact that the prior year top-down calculation was significantly reduced following the bottom-up review. Mr. O’Hara evaluated the performance of each NEO relative to objectives that he gave to each executive at the beginning of 2007, coupled with his views on their professional development, the performance of their respective teams, the manner in which results were achieved and both the internal and external markets for their roles. Based on the above factors, Mr. O’Hara recommended to the Compensation Committee that the following awards be made to the following executives:

Brian W. Nocco: $750,000 or 109% of his annual bonus target. The bonus amount payable to Mr. Nocco for performance year 2007 was agreed with him at the time he was hired as Chief Financial Officer, mid-year 2007. This guaranteed bonus was established for performance year 2007 only.

Fiona E. Luck: $825,000 or 110% of her annual bonus target. Ms. Luck was responsible for overseeing the Legal, Actuarial, Human Resources and Communication functions at XL, all of which had very strong years including significant legal work with respect to the secondary public offering of SCA and substantial legal review associated with the credit market matters. The Actuarial Department released the firm’s “Global Triangles,” greatly enhancing public disclosure of the Company’s P&C loss reserves. The Human Resources function was significantly involved in numerous succession and talent management issues. Ms. Luck was also responsible for the Company’s strategic planning process. Notwithstanding her individual contributions, as a member of the Executive Management Board, Ms. Luck’s bonus was reduced below the overall bonus pool in light of the Company’s unsatisfactory net income even though operating income was better than planned for the year. Significantly contributing to this was the impact of the extreme credit market conditions on the Company’s investment portfolio performance and the negative results from its investment in and other contractual relationships with SCA. In addition to her role as Chief of Staff, Ms. Luck also acted in the role of interim Chief Financial Officer for six months, until Mr. Nocco assumed his post. The Compensation Committee has awarded Ms. Luck an additional cash payment of $275,000 to compensate her for her added responsibilities.

Henry C. V. Keeling: $1,075,000 or 106% of his annual bonus target. As Chief Operating Officer, Mr. Keeling was responsible for the oversight of a successful underwriting year for the Insurance, Reinsurance and Life Reinsurance segments with all operations generating ROE (net income divided by the average ordinary Shareholders’ equity) for 2007 above approved business plans. Mr. Keeling was instrumental in the Company’s strategic review and played a key role in the Company’s decision to focus its strategy on its property and casualty and life operations, to exit several financial lines businesses and to reduce its ownership in SCA. Notwithstanding the strong performance of the Company’s business operations under Mr. Keeling’s leadership and his strong individual contributions, as a member of the Executive Management Board, his bonus was reduced below the overall bonus pool in light of the Company’s unsatisfactory net income even though operating income was better than planned for the year. Significantly contributing to this was the impact of the extreme credit market conditions on the Company’s investment portfolio performance and the negative results from its investment in and other contractual relationships with SCA.

Clive R. Tobin: $1,350,000 or 144% of his annual bonus target. As Chief Executive of Insurance Operations, Mr. Tobin oversaw a strong year with both Operating Income and ROE increasing over a very strong 2006. Mr. Tobin has announced that he will step-down from his role on March 31, 2008 and will continue with the Company in a reduced capacity during 2008.

James H. Veghte: $1,075,000 or 172% of his annual bonus target. Mr. Veghte led the Reinsurance operations team to very strong results despite a declining rate environment in 2007. Mr. Veghte’s bonus was somewhat enhanced due to his contributions to the Company’s successful quota-share agreement with Cyrus Re in 2004 that terminated in 2007.

For the 2008 top-down formula, the Committee has altered the metrics to give a greater weighting on book value growth and a greater weighting to relative performance. As a result, there will be three equal metrics: absolute operating ROE; relative operating ROE and relative book value growth (as well as a total shareholder return modifier).

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Long-Term Incentives. To motivate sustained performance and the creation of superior long-term value for shareholders, as well as to provide retention mechanisms to key executives, both stock-based vehicles (restricted stock, options, stock appreciation rights) and cash vehicles (deferred cash awards, long-term incentive plan awards) are used to reward middle management and senior executives. The vehicle chosen to award an executive depends upon such variables as current holdings, desired performance focus, career cycle management, vehicle availability and usage within the Company’s peer group.

Stock Options and Stock Appreciation Rights

When awarded, stock options or stock appreciations rights (SARs) are granted at the closing market price of the Shares at the date of the next Board of Directors meeting following the release of full-year earnings to the market, usually in late February. To enhance the retention aspect associated with stock options and SARs, both vest ratably over three or four years and the Compensation Committee uses a Black-Scholes model to determine the value of the options/SARs to be awarded. Stock options granted under the Company’s 1991 Performance Incentive Plan are exercisable for up to 10 years from the date of grant to allow executives to focus on the creation of long-term shareholder value. In general, stock options are only awarded to senior executives, and then, only from time to time.

Stock option awards made for purposes other than the annual program in February are made at the market price on the last day of a quarter after the Compensation Committee approves the award.

For the awards made pursuant to the 2008 annual program, the Committee utilized stock options that vest ratably over three years in lieu of any LTIP awards. In determining the size of the awards, the Committee considered the scope of the executive’s role, the share leverage that each executive currently has, and the importance of retaining and motivating the Company’s executives. The Compensation Committee approved the following option awards that were made at a strike price of $36.90 which was the closing share price on the day of the Compensation Committee approval, February 21, 2008: Mr. Nocco received options to purchase 60,000 shares, Ms. Luck received options to purchase 77,500 shares, Mr. Keeling received options to purchase 130,000 shares, and Mr. Veghte received options to purchase 77,500 shares.

Restricted Stock

Any restricted stock award made to an executive as part of the annual program is granted in early March, following approval by the Board of Directors. As required by an amendment made to the 1991 Performance Incentive Plan in 2004, at least 50% of the shares approved by shareholders for award to employees must have a performance vesting criteria. As a result of this requirement, all of the restricted shares granted to NEOs vest ratably over 4 years if the operating ROE threshold of 10% is attained for that year. Otherwise the shares are held until they meet a multi-year average operating ROE threshold. All shares that were scheduled to vest in 2007 as a result of 2006 operating ROE performance vested because the annual operating ROE required threshold of 10% was met. All shares that are scheduled to vest in 2008 as a result of 2007 operating ROE performance will vest because the annual operating ROE required threshold of 10% was achieved.

Based on the scope of the executive’s role and the importance of retaining and motivating the Company’s executives, the Compensation Committee made restricted stock awards to the NEOs on February 28, 2008 as follows: Mr. Nocco received 15,000 shares, Ms. Luck received 15,000 shares, Mr. Keeling received 18,750 shares, and Mr. Veghte received 12,500 shares.

Long-Term Incentive Plan (LTIP)

The Long-Term Incentive Plan, or LTIP, is a cash program that allows the Company to motivate executives with a 3-year cliff-vest award that pays out in cash based on performance against a performance metric determined by the Compensation Committee. The metric chosen by the Compensation Committee is one that is expected to create long-term shareholder value when achieved. The likelihood of whether the Company attains the performance goals is partially dependent upon the level of any catastrophic events that occur during the performance period as well as other financial factors that will impact the Company’s long-term shareholder value.

The awards made under this program that were granted in 2005, for performance years 2005 through 2007, paid out in March 2008 based on a 3-year accumulated net income metric. The face value of each 2005 awards was $100,000 and these awards represented the first to be given from the new LTIP program. The payout for each participant was $50,000 (or 50.0% of face value) since the 3-year accumulated net income for the 3-year period was $636.5 million. Had the 3-year accumulated net income equaled $3.45 billion, the payout would have been at face value.

The awards made in 2006, for performance years 2006 through 2008, will pay out in March 2009 if performance exceeds a threshold level of 3-year operating ROE. If the three-year operating ROE metric is below 10%, then no payout will be made. The maximum payout for this award was set at 300% conditioned on achievement of a three-year operating ROE of 20% or greater. Given the operating results of 2006 and 2007, 100% of face value will be paid out in 2009 if in 2008, an operating ROE of 6.2% is achieved. This 3-year operating ROE metric aligns with the Company’s 2006 strategic plan. The face value of awards made in 2006 varied by executive based on the executive’s role and the other long-term incentive awards made to the executive.

The awards made in 2007, for performance years 2007 through 2009, will pay out in March 2010 if performance again exceeds a threshold level of 3-year operating ROE. All conditions for the awards are similar to the awards made in 2006 except that the Compensation Committee has the discretion to adjust payments for all awards by +/– 50 percentage points based on the performance of the operating ROE metric relative to the Company’s compensation peer group.

The Committee did not make any LTIP awards in 2008.

Holding Requirements

To better align the executives’ interests with those of shareholders, the Compensation Committee has put in place requirements that executives hold an amount of shares, share units and stock options with value relative to their base salaries. Executives are given three years to obtain the required holdings, otherwise shortfalls in meeting the requirements will be taken into consideration when determining future awards. All NEOs currently meet the requirements of the program.

CEO	5x base salary
NEOs	3x base salary

The 1991 Performance Incentive Plan which governs all equity awards has a vesting provision that allows all option shares and restricted shares to vest once an employee retires from the Company and has a combined age plus years of service that equals 65. Effective January 1, 2007, any new awards will also require that the employee be a minimum of 55 years old at the time of leaving the Company and will require the prior approval of the Compensation Committee before any such awards vest. As a result of this change, grants of share-based awards to retirement eligible employees will no longer be expensed in full at the time of grant. They will be expensed in the same manner as grants to non-retirement-eligible employees.

Chairman and CEO’s Compensation

Effective February 1, 2007, Mr. Esposito’s compensation package was aligned with the other outside directors. In addition, he received an additional $150,000 annual cash retainer for services as Chairman of the Board during 2007 and an additional $10,000 for services as Chairman of the Finance Committee during 2007. On December 27, 2007, Mr. Esposito resigned from the Company’s Board of Directors and on the same day, Mr. O’Hara became Acting Chairman of the Board. Mr. Esposito will receive $10,000 as reimbursement for 2007 tax preparation, in keeping with payments made in previous years of service.

In determining Mr. O’Hara’s bonus compensation for 2007, the Committee considered numerous factors. Mr. O’Hara presided over very strong operating results in the Company’s property and casualty and life businesses. He led the Company in its strategic review that resulted in a decision to exit several financial lines businesses and to reduce its ownership in SCA. He was also recognized for his strong leadership of the Company through a period of change and uncertainty. However, the Committee reduced Mr. O’Hara’s bonus to 75% of target or $1.5 million, in light of the Company’s unsatisfactory net income even though operating income was better than planned for the year. Significantly contributing to this was the impact of the extreme credit market conditions on the Company’s investment portfolio performance and the negative results from its investment in and other contractual relationships with SCA. The Committee also granted Mr. O’Hara 62,500 shares of restricted stock and 250,000 stock options at a strike price of $36.90. These awards were intended to reflect the importance of Mr. O’Hara’s role in the CEO succession process, especially the smooth transition to a new leader.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management of the Company, the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation Committee
Dale R. Comey, Chairman
Robert R. Glauber
Eugene M. McQuade

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of the CEO, the Chief Financial Officer and the next three most highly compensated executive officers of the Company (collectively, the NEOs) for services paid for or rendered with respect to the Company and its subsidiaries in all capacities for the Company’s fiscal years ended December 31, 2007 and 2006:

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($) (1)	Option Awards($) (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($) (3)	All Other Compensation (4)	Total ($)
Brian M. O’Hara	2007	$1,000,000	$1,500,000	$856,396	$1,768,737	$2,023,281	—	$684,471	$7,832,885
President and	2006	$1,000,000	$4,750,000	$591,838	$2,198,413	$0	—	$464,900	$9,005,151
Chief Executive
Officer of the
Company

Brian W. Nocco(5)	2007	$242,472	$750,000	$49,781	$0	$0	—	$151,863	$1,194,116
Executive Vice
President and
Chief Financial
Officer of the
Company

Fiona E. Luck(5)	2007	$600,000	$1,100,000	$832,673	$766,290	$444,656	—	$424,968	$4,168,587
Executive Vice	2006	$575,000	$1,500,000	$814,388	$981,353	$0	—	$253,254	$4,123,995
President and
Chief of Staff; former interim Chief Financial Officer of the Company during 2007

Jerry M. de St. Paer(5)	2007	$106,471	$0	$64,451	$99,174	$0	—	$3,619,960	$3,890,056
Executive Vice	2006	$550,000	$1,000,000	$1,036,273	$533,800	$0	—	$550,378	$3,670,451
President and former
Chief Financial
Officer of the
Company during 2007

Henry C. V. Keeling	2007	$675,000	$1,075,000	$603,040	$920,193	$444,656	—	$484,161	$4,202,050
Executive Vice	2006	$632,500	$1,725,000	$1,040,735	$1,549,863	$0	—	$285,568	$5,233,666
President and
Chief Operating
Officer of the
Company

Clive R. Tobin(6)	2007	$750,750	$1,350,000	$541,366	$944,607	$444,656	—	$88,637	$4,120,016
Executive Vice	2006	$691,275	$1,600,000	$1,775,548	$1,574,275	$0	—	$337,203	$5,978,301
President and
Chief Executive
of Insurance
Operations of the
Company

James H. Veghte	2007	$500,000	$1,075,000	$2,219,398	$375,904	$444,656	—	$277,698	$4,892,656
Executive Vice	2006	$500,000	$1,400,000	$593,033	$452,575	$0	—	$144,426	$3,090,034
President and
Chief Executive
of Reinsurance
Operations of the
Company

(1)

Represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the fiscal years presented, for the fair-value of stock awards and option awards granted in each of those respective years as well as prior fiscal years, calculated using the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payments”. See Note 20(d and e) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect the Company’s accounting expense for these awards in each of 2007 and 2006 excluding the accounting effect of any estimate of future forfeitures and do not correspond to the actual value that might be realized by each NEO. Under the terms of the 1991 Performance Incentive Plan, stock award grants made in 2006 were expensed in full in 2006 or accelerated in 2007, as applicable, for those NEOs deemed to be retirement-eligible in each of those respective years. In 2006, Messrs. O’Hara, de St. Paer, Keeling and Tobin were deemed to be retirement-eligible, while in 2007 Mr. Veghte was deemed to be retirement eligible resulting in expense acceleration of each of their 2006 stock award grants. See below for further details relating to the Company’s accounting and vesting policies surrounding equity awards to retirement-eligible employees.

(2)

Represents for Mr. O’Hara in 2007, earnings of $50,000 relating to the 2005 LTIP Awards and earnings of $1,973,281 relating to the 2006 LTIP Awards. Represents for Messrs. Keeling, Tobin and Veghte and Ms. Luck in 2007, earnings of $50,000 relating to the 2005 LTIP Awards and earnings of $394,656 relating to the 2006 LTIP Awards. The earnings in 2007 relating to the 2005 LTIP Awards which had a face value of $100,000 for each applicable NEO, were based on the 3- year accumulated net income from 2005 through 2007 against the target of $3.45 billion. The actual three-year accumulated net income from 2005 through 2007 was $636.5 million which resulted in the minimum payout of $50,000 and was paid in March 2008. The earnings in 2007 relating to the 2006 LTIP Awards which had a face value of $2,500,000 for Mr. O’Hara and $500,000 for all other applicable NEOs, were based on the minimum three-year average operating ROE achievable given the operating ROE achieved for both 2006 and 2007. Payments under the 2006 LTIP Awards will be made in the first quarter of 2009. In 2007, no specified performance criteria had been met and no compensation had been earned by any NEO with respect to the 2007 LTIP Awards. During 2006, no specified performance criteria had been met and no compensation had been earned under the Company’s outstanding 2006 LTIP awards. For additional information see “Compensation Discussion and Analysis” above.

(3)	The Company does not pay above-market rates for amounts deferred under the Non-Qualified Deferred Compensation Plan.

(4)	Represents the items of compensation and benefits separately identified in the “Other Annual Compensation from the Summary Compensation Table” below.

(5)

On March 5, 2007, Mr. de St. Paer retired as the Company’s Executive Vice President and Chief Financial Officer. Ms. Luck has served as Chief of Staff throughout 2006 and 2007 and also served as interim Chief Financial Officer from March 5, 2007 through August 9, 2007. Mr. Nocco commenced employment with the Company on July 23, 2007 and effective August 10, 2007 assumed the role of Executive Vice President and Chief Financial Officer of the Company. Mr. Nocco’s annual salary for 2007 was $550,000.

(6)

Mr. Tobin is paid his salary in British Pounds Sterling. Mr. Tobin’s annual salary for fiscal 2007 and 2006 was converted from British Pounds Sterling to U.S. Dollars using the average foreign exchange rate for each of 2007 and 2006 reported by the U.S. Federal Reserve of 2.002 and 1.8434, respectively. On January 7, 2008, the Company announced that Mr. Tobin will retire effective April 1, 2008 from the role of Chief Executive of the Company’s Insurance Operations and during 2008 will become Vice Chairman of XL Insurance (Bermuda) Ltd.

Other Annual Compensation from the Summary Compensation Table

Name	Year	Housing Allowance (i)	Tax Reimbursements (ii)	Travel Allowance (iii)	Financial Counseling/ Tax Preparation	Relocation Assistance (iv)	Severance Payments (v)	Retirement Plan Contributions (vi)	All Other (vii)
Brian M. O’Hara	2007	$96,000	$50,903	$91,604	$—	$—	$—	$432,500	$13,464
	2006	$96,000	$43,513	$155,968	$8,750	$—	$—	$154,400	$6,269

Brian W. Nocco	2007	$60,000	$—	$10,168	$7,758	$32,172	$—	$1,328	$40,437
	2006	$—	$—	$—	$—	$—	$—	$—	$—

Fiona E. Luck	2007	$132,000	$—	$37,871	$—	$—	$—	$210,000	$45,097
	2006	$132,000	$—	$31,814	$—	$—	$—	$85,000	$4,440

Jerry M. de St. Paer	2007	$30,000	$—	$2,530	$—	$108,143	$3,441,435	$37,777	$75
	2006	$204,000	$88,692	$30,934	$10,000	$—	$—	$160,058	$56,694

Henry C. V. Keeling	2007	$180,000	$—	$50,239	$—	$—	$—	$240,000	$13,922
	2006	$168,000	$—	$40,485	$—	$—	$—	$63,250	$13,833

Clive R. Tobin	2007	$—	$—	$—	$13,562	$—	$—	$75,075	$—
	2006	$265,450	$—	$—	$34,344	$—	$—	$37,209	$200

James H. Veghte	2007	$108,000	$—	$—	$13,475	$—	$—	$150,567	$5,656
	2006	$108,000	$—	$—	$—	$—	$—	$21,700	$14,726

(i)

Represents for Mr. Nocco, a housing allowance of $12,000 per month from August 1 to December 31, 2007. Represents for Mr. de St. Paer, a housing allowance of $15,000 per month from January 1 to February 28, 2007. Represents for Mr. Tobin in 2006, a housing allowance of 144,000 U.K. Sterling converted to U.S. Dollars at an average foreign exchange rate for 2006 of 1.8434 in relation to an international assignment undertaken during that year. Mr. Veghte owns a 21.8% ownership interest in a home in which a subsidiary of the Company owns the remaining 78.2% ownership interest. Mr. Veghte pays a fair market value rent to such subsidiary for the right to occupy these premises. This arrangement terminates on the earlier of Mr. Veghte’s termination from the Company, the sale of the home to a third party or July 1, 2008. This arrangement was entered into in connection with the relocation of Mr. Veghte to the Company’s offices in Stamford, Connecticut at the Company’s request.

(ii)

Represents for Mr. O’Hara in 2007, tax reimbursements in connection with his housing allowance as well as a foreign earned income exclusion gross up. Such tax reimbursements were paid to the Company’s executives pursuant to changes made under The Tax Reconciliation Act of 2006 to section 911 of the U.S. Internal Revenue Code.

(iii)

Pursuant to the Company’s policy regarding the use of the Company’s aircraft, Mr. O’Hara is permitted to use the Company’s corporate aircraft for personal travel up to a limit of $150,000 per year based on the aggregate incremental cost to the Company. In 2007, Mr. O’Hara utilized $79,770 of the allowed travel allowance relating to use of the Company’s aircraft. The aggregate incremental cost to the Company of Mr. O’Hara’s personal travel on the Company’s corporate aircraft is determined on a per flight basis and includes the following costs: hourly charge; international positioning charge; fuel variable charge; domestic segment fee; international passenger fee; catering charge and federal excise tax.

(iv)	Represents payments made to applicable NEOs to assist with relocation expenses in the year of transfer and/or departure from the Company.

(v)

Represents for Mr. de St. Paer, the following severance payments made under Mr. de St. Paer’s employment agreement upon his departure from the Company on March 5, 2007: a cash lump-sum payment of $1,100,000 representing two times Mr. de St. Paer’s then current base salary; a cash lump sum payment of $1,000,000 representing one times Mr. de St. Paer’s targeted annual bonus for the year of termination, the acceleration of unvested stock and option awards calculated using the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payments” and LTIP payments, less certain reimbursements made to the Company. LTIP payments for Mr. de St. Paer include pro-rata earnings of $37,500 relating to the 2005 LTIP Awards and pro-rata earnings of $164,441 relating to the 2006 LTIP Awards.

(vi)

Represents employer contributions to both qualified and non-qualified defined contribution plans. For additional information relating to contributions to non-qualified defined contribution plans, see “Non-Qualified Deferred Compensation” below.

(vii)

Represents for all NEOs, payments made for, among other things, personal car benefits, club memberships and annual officers’ medical. Includes in 2007 for Mr. Nocco and Ms. Luck, payments of $40,437 and $35,850, respectively, for car allowances and related expenses. In 2007, Mr. O’Hara waived his right to receive director fees totaling $59,083 in 2007 and an award of 950 shares of restricted stock for his service as a director in 2007 on the board of SCA (which prior to June 6, 2007, was a majority-owned subsidiary of the Company), which compensation was paid to the Company and accordingly, is not included in this table. On November 26, 2007, Mr. O’Hara resigned from the board of directors of SCA.

Under the terms of the 1991 Performance Incentive Plan, employees of the Company whose combined age and years of service aggregated to 65 or higher, were considered to be retirement- eligible, meaning that they were entitled to retain the rights to any of their unvested stock based awards upon departure from the Company. Therefore, under Statement of Financial Accounting Standards No. 123R, stock award grants made in 2006 were expensed in full in 2006 or accelerated in 2007, as applicable, for those NEOs deemed to be retirement-eligible in each of those respective years, notwithstanding the fact that the employee would not have received those awards until the normal vesting date had they remained employed by the Company. In 2006, Messrs. O’Hara, de St.

Paer, Keeling and Tobin were deemed to be retirement-eligible while in 2007, Mr. Veghte was deemed to be retirement eligible resulting in expense acceleration of each of their 2006 stock award grants. Effective January 1, 2007, any new awards also require that the employee be a minimum of 55 years old at the time of leaving the Company and require the prior approval of the Compensation Committee before any such awards vest. As a result of this change, grants of share-based awards to retirement eligible employees will no longer be expensed in full at the time of grant. They will be expensed in the same manner as grants to non-retirement-eligible employees. See the tables below, “2007 Stock and Option Awards Expense Details” and “2006 Stock and Option Awards Expense Details” for further information.

2007 Stock and Option Awards Expense Details

	2007 Annual Stock Award Expense (i) ($)	2007 Stock Award Retirement Rule Expense Acceleration ($)	2007 Annual Options Award Expense (i) ($)	2007 Option Award Retirement Rule Expense Acceleration ($)
James H. Veghte	$891,209	$1,328,189	$375,904	$0

(i)	Reflects the expense that would have been recorded for the year ended December 31, 2007 had the NEO not been retirement-eligible.

2006 Stock and Option Awards Expense Details

	2006 Annual Stock Award Expense (i) ($)	2006 Stock Award Retirement Rule Expense Acceleration ($)	2006 Annual Options Award Expense (i) ($)	2006 Option Award Retirement Rule Expense Acceleration ($)
Brian M. O’Hara	$591,838	$0	$2,198,413	$0

Jerry M. de St. Paer	$534,748	$501,525	$533,800	$0

Henry C. V. Keeling	$639,515	$401,220	$1,169,613	$380,250

Clive R. Tobin	$840,928	$934,620	$1,194,025	$380,250

(i)	Reflects the expense that would have been recorded for the year ended December 31, 2006 had the NEO not been retirement-eligible.

In late October 2007, the Company announced that Mr. O’Hara had informed the Company’s Board of Directors of his decision to retire as President and CEO in mid-2008. On March 17, 2008, the Company named Mr. Michael S. McGavick as its next Chief Executive Officer. Mr. McGavick is scheduled to join the Company on May 1, 2008, subject to immigration approval from the Government of Bermuda. In order to provide continuity during the transition, Mr. O’Hara will serve as Chairman during the final year of his current board term which expires in 2009.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table complements the Summary Compensation Table disclosure of stock awards and option awards and shows each grant of an award made to the NEOs in the last completed fiscal year under any plan:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Brian M. O’Hara	03/10/2007	$0	$3,000,000	$9,000,000	—	—	—	32,000	—	$—	$2,262,080

Brian W. Nocco	07/23/2007	$0	$500,000	$1,500,000	—	—	—
	10/01/2007							10,000	—	$—	$796,500

Fiona E. Luck	03/10/2007	$0	$500,000	$1,500,000	—	—	—	8,000	—	$—	$565,520

Jerry M. de St. Paer	N/A	$—	$—	$—	—	—	—	—	—	$—	$—

Henry C. V. Keeling	03/10/2007	$0	$750,000	$2,250,000	—	—	—	12,000	—	$—	$848,280

Clive R. Tobin	03/10/2007	$0	$500,000	$1,500,000	—	—	—	8,000	—	$—	$565,520

James H. Veghte	03/10/2007	$0	$500,000	$1,500,000	—	—	—	8,000	—	$—	$565,520

(1)	The Company does not have any Equity Incentive Plan Awards.

(2)

Represents the grant date fair value of each equity award calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payments”. Options awarded to executive officers of the Company have a 10-year term and vest ratably over 4 years (at a rate of 25% per year) from the date of grant if an operating ROE threshold of 10% is attained for the respective year. Otherwise the shares are held until they meet a multi-year average operating ROE threshold of 10%. The Company has assumed that it is probable that the performance vesting criteria of such stock awards will be met over the 4 year vesting period and as such those awards are expensed evenly over this period. See Note 20(d) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company’s compensation principles highlight the strategy of setting executive salary levels at a level commensurate with the median of the market for the role that the executive occupies. The annual incentive (bonus) awards are meant to reward individuals for prior year performance, while restricted stock and stock option awards are primarily based on the importance of retaining and motivating the Company’s executives and the scope of the executive’s role. In addition, stock option awards are based on the share leverage that each executive currently possesses. With regards to LTIP awards, grants are primarily based on competitive market levels for the position that the executive occupies. All other compensation amounts included in the Summary Compensation Table noted above are based on general company-wide benefit plans in which the executives participate. Such amounts generally do not have discretionary approval by the Board since they are company- wide in nature, although the Board reviews executive participation when determining annual incentive and long-term incentive awards. For further details relating to compensation for performance year 2007, see “Compensation Discussion and Analysis” above.

The Company has entered into employment agreements (the “NEO Employment Agreements”) with the following NEOs: Brian W. Nocco, to serve as the Company’s Executive Vice President and Chief Financial Officer; Henry C.V. Keeling, to serve as the Company’s Executive Vice President and Chief Operating Officer; Fiona E. Luck, to serve as the Company’s Executive Vice President and Chief of Staff; James H. Veghte, to serve as the Company’s Executive Vice President and Chief Executive of Reinsurance Operations and Clive R. Tobin, to serve as the Company’s Executive Vice President and Chief Executive of Insurance Operations. On January 7, 2008, the Company announced that Mr. Tobin will retire effective April 1, 2008 from the role of Chief Executive of the Company’s Insurance Operations and during 2008 will become Vice Chairman of XL Insurance (Bermuda) Ltd.

Each NEO Employment Agreement provides for (i) a specified base salary, which is initially as set forth in the Summary Compensation Table and is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus pursuant to the Company’s incentive compensation plan, the actual amount earned to be determined by the Compensation Committee,

(iii) reimbursement for or payment of certain travel and other expenses and (iv) the right to participate in such other employee benefit programs as are in effect for senior executives from time to time. Employment is for an original term of one year and will continue to be automatically extended for successive one year periods unless the Company or the executive provides written notice that the term is not to be extended at least six months prior to the then scheduled expiration date. Each of these executives has agreed to certain confidentiality, non-competition and non-solicitation provisions.

In connection with Mr. de St. Paer’s departure from the Company on March 5, 2007, the Company agreed to waive the provisions in Mr. de St. Paer’s Employment Agreement relating to non- competition and non-solicitation of customers.

Each NEO Employment Agreement provides for indemnification of the executive by the Company to the maximum extent permitted by applicable law and the Company’s charter documents and requires the Company to maintain directors’ and officers’ liability coverage in an amount equal to at least $75,000,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows unexercised options, stock that has not vested and equity incentive plan awards for the NEOs outstanding as of the end of the last fiscal year:

Name	Option Awards (1)					Stock Awards (2)
	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brian M. O’Hara	1,533	0	—	57.85	03/05/2008	42,000	$2,113,020	—	—
	75,000	0		73.00	12/04/2008
	150,000	0		50.00	12/09/2009
	75,000	0		80.00	03/09/2011
	140,000	0		93.00	03/08/2012
	140,000	0		68.62	03/07/2013
	138,750	46,250		88.00	03/05/2014
	100,000	100,000		75.48	03/04/2015

Brian W. Nocco	—	—	—	—	—	10,000	$503,100	—	—

Fiona E. Luck	30,000	0	—	56.50	07/01/2009	26,000	$1,308,060	—	—
	50,000	0		50.00	12/09/2009
	50,000	0		80.00	03/09/2011
	55,000	0		93.00	03/08/2012
	40,000	0		68.62	03/07/2013
	30,000	10,000		77.10	03/05/2014
	37,500	37,500		75.95	01/05/2015
	25,000	25,000		75.48	03/04/2015

Jerry M. de St. Paer	30,000	0	—	78.00	02/20/2011	—	$—	—	—
	55,000	0		93.00	03/08/2012
	30,000	0		68.62	03/07/2013
	40,000	0		77.10	03/05/2014
	50,000	0		75.48	03/04/2015

Henry C. V. Keeling	40,000	0	—	79.25	08/07/2008	26,000	$1,308,060	—	—
	20,000	0		73.00	12/04/2008
	28,333	0		50.00	12/09/2009
	50,000	0		80.00	03/09/2011
	55,000	0		93.00	03/08/2012
	40,000	0		68.62	03/07/2013
	33,750	11,250		77.10	03/05/2014
	37,500	37,500		75.95	01/05/2015
	40,000	40,000		75.48	03/04/2015
	7,500	22,500		67.93	02/24/2016

Clive R. Tobin	10,000	0	—	73.00	12/04/2008	29,250	$1,471,568	—	—
	40,000	0		50.00	12/09/2009
	50,000	0		80.00	03/09/2011
	60,000	0		93.00	03/08/2012
	40,000	0		68.62	03/07/2013
	37,500	12,500		77.10	03/05/2014
	37,500	37,500		75.95	01/05/2015
	40,000	40,000		75.48	03/04/2015
	7,500	22,500		67.93	02/24/2016

James H. Veghte	20,000	0	—	79.25	08/07/2008	37,250	$1,874,048	—	—
	10,000	0		73.00	12/04/2008
	23,387	0		80.00	03/09/2011
	25,000	0		93.00	03/08/2012
	25,000	0		68.62	03/07/2013
	0	20,000		78.02	01/12/2014
	973	324		77.10	03/05/2014
	17,778	5,925		77.10	03/05/2014
	15,000	15,000		75.48	03/04/2015

(1)

All options were granted under the Company’s 1991 Performance Incentive Plan. Each option award has a 10-year term and vests in 4 equal annual installments (at a rate of 25% per year) from the date of grant, with the exception of certain option awards that cliff-vest after 4 years.

(2)

All Shares were granted under the Company’s 1991 Performance Incentive Plan. Shares awarded to executive officers of the Company have a 10-year term and vest ratably over 4 years (at a rate of 25% per year) from the date of grant if the operating ROE threshold of 10% is attained for the respective year. Otherwise the shares are held until they meet a multi-year average operating ROE threshold. All shares that were scheduled to vest in 2007 as a result of 2006 operating ROE performance vested because the annual operating ROE required threshold of 10% was met. In addition, shares that were to have vested in 2006 but did not due to 2005 operating ROE performance, vested in 2007 as the multi-year average operating ROE threshold of 10% was met.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the options exercised and each vesting of stock during the last fiscal year for the NEOs on an aggregate basis:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(2)	Value Realized on Vesting($)
Brian M. O’Hara	1,533	$39,122	13,125	$918,025

Brian W. Nocco	0	$0	0	$0

Fiona E. Luck	0	$0	18,500	$1,294,440

Jerry M. de St. Paer	0	$0	26,125	$1,833,086

Henry C. V. Keeling	0	$0	14,250	$996,420

Clive R. Tobin	4,000	$65,800	16,875	$1,152,125

James H. Veghte	0	$0	15,125	$1,108,595

(1)	Represents the difference between the exercise price and the fair market value of the Shares on the date of exercise.

(2)

All Shares were granted under the Company’s 1991 Performance Incentive Plan. Shares awarded to executive officers of the Company have a 10-year term and vest ratably over 4 years (at a rate of 25% per year) from the date of grant if an operating ROE threshold of 10% is attained for the respective year. Otherwise the shares are held until they meet a multi-year average operating ROE threshold of 10%. All shares that were scheduled to vest in 2007 as a result of the Company’s performance in 2006, vested because the annual operating ROE required threshold of 10% was met. In addition, shares that were to have vested in 2006 but did not due to the Company’s performance in 2005, vested in 2007 as the multi-year average operating ROE threshold of 10% was met. Within the Summary Compensation Table, the dollar amount recognized by the Company for financial statement reporting purposes with respect to the fiscal years presented, for the fair-value of stock awards granted in each of those respective years as well as prior fiscal years, is calculated using the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payments” and assumes that it is probable that the performance vesting criteria of such stock awards will be met over the 4-year vesting period and as such those awards are expensed evenly over this period. See Note 20(e) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

PENSION BENEFITS

None of the NEOs participates or has any accrued benefit under any of the Company’s defined benefit pension plans.

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows amounts contributed to the Company’s only defined contribution plan for the NEOs that provides for the deferral of compensation on a basis that is not tax-qualified in the last fiscal year:

Name(1)	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year($)	Aggregate Withdrawals/ Distribution($)	Aggregate Balance at Last Fiscal Year End($)
Brian M. O’Hara	$276,250	$410,150	$273,611	$0	$4,517,488

Brian W. Nocco	$949	$1,328	$0	$0	$2,277

Jerry M. de St. Paer	$0	$18,400	$4,876	$825,245	$0

James H. Veghte	$83,750	$130,900	$94,957	$0	$1,034,122

(1)	Messrs. Keeling and Tobin and Ms. Luck do not participate in any Non-Qualified Deferred Compensation arrangements with the Company.

The Company’s Non-Qualified Deferred Compensation Plan is based on Company prescribed contribution rates that are established for all participating employees. Aggregate earnings are based on the performance of the underlying mutual funds chosen by the executive from a prescribed list of choices sponsored by the Company through a third-party vendor. As no preferential performance or interest rates are accorded any of the notional investments that executives have in the Company’s Non-Qualified Deferred Compensation Plan, no monies relating earnings associated with Non- Qualified Deferred Compensation Plans are reported in the Summary Compensation Table.

Participants are allowed to defer both salary and bonus into the Non-Qualified Deferred Compensation Plan. For the first 5% of salary deferred by a participant above $225,000 of annual compensation, the Company makes a non-discretionary matching contribution of 7% and a discretionary contribution of up to an additional 3%, into the Non-Qualified Deferred Compensation Plan. All participants in the Non-Qualified Deferred Compensation Plan are required to have on file with the Company a payout election form indicating the terms chosen by the participant for payout at the time of termination or retirement. The Non-Qualified Deferred Compensation Plan was amended effective January 1, 2007 to permit in-service withdrawals to commence in 2008. No executive is allowed to take a loan from the Company against their outstanding plan balance.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

President and Chief Executive Officer

Mr. O’Hara does not have an employment agreement with the Company. Except for death or disability, no payments would be made to Mr. O’Hara upon termination or change-in-control of the Company. In the event of termination of Mr. O’Hara’s employment by reason of death or disability, Mr. O’Hara would be entitled to accelerated vesting of his rights under any option or restricted share grants and pension plans, pursuant to the Company’s 1991 Performance Incentive Plan that governs all equity awards made to employees of the Company. In the event Mr. O’Hara’s employment were to have been terminated on December 31, 2007, the last business day of the Company’s fiscal year, by reason of death or disability, the value of the estimated potential payments to be received by Mr. O’Hara are highlighted in the “Potential Payments Upon a Termination or Change in Control” table below.

Named Executive Officers

Employment Agreements of Brian W. Nocco, Fiona E. Luck, Henry C. V. Keeling, Clive R. Tobin and James H. Veghte

The potential payments upon termination or a change in control of the Company pursuant to Brian W. Nocco’s employment agreement to serve as the Company’s Executive Vice President and Chief Financial Officer, Fiona E. Luck’s employment agreement to serve as the Company’s Executive Vice President and Chief of Staff, Henry C.V. Keeling’s employment agreement to serve as the Company’s Executive Vice President and Chief Operating Officer, Clive R. Tobin’s employment agreement to serve as the Company’s Executive Vice President and Chief Executive of Insurance Operations and James H. Veghte’s employment agreement to serve as the Company’s Executive Vice President and Chief Executive of Reinsurance Operations are as follows:

Termination Due to Death or Disability

Each NEO Employment Agreement provides that, in the event of the termination of the executive’s employment prior to the expiration date of the employment agreement (after giving effect to any extensions thereof) by reason of death or disability the executive (or in the case of death, the executive’s spouse or estate shall be entitled to) shall be entitled to:

(i)	receive the executive’s then current base salary through the end of the six month period after the month in which the executive’s employment is terminated;

(ii)

any annual bonus awarded but not yet paid or a pro rata bonus for the year of termination in an amount determined by the Compensation Committee (but not less than a pro rata portion of the executive’s average annual bonus for the immediately preceding three years);

(iii)

the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued, and continued medical benefit plan coverage for the executive and the executive’s dependents for a period of six months; and

(iv)	a full allocation of applicable LTIP awards that are approved by the Committee upon either the completion of the plan period or upon termination of the plan.

In the event the employment of any of Messrs. Nocco, Keeling, Tobin, Veghte, or Ms. Luck were to have been terminated on December 31, 2007, the last business day of the Company’s fiscal year, by reason of death or disability, the value of the estimated potential payments to be received by Messrs. Nocco, Keeling, Tobin, Veghte, or Ms. Luck described in clauses (i), (ii), (iii) and (iv) are highlighted in the “Potential Payments Upon a Termination or Change in Control” table below.

Termination Without Cause

In the event of termination of the executive’s employment by the Company without Cause (as defined in the employment agreement) or by the executive if the executive is assigned duties inconsistent with his position (but such assignment does not constitute “Good Reason” as defined in the employment agreement), the executive shall be entitled to the executive’s then current base salary through the date on which termination occurs and:

(i)	a cash lump sum payment equal to the sum of two times the executive’s then current base salary;

(ii)

a cash lump sum payment equal to the sum of one times the higher of the targeted annual bonus for the year of such termination or the average of the executive’s annual bonus for the three years immediately preceding the year of termination;

(iii)	any annual bonus awarded but not yet paid;

(iv)

the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued and continued medical benefit plan coverage for the executive and the executive’s dependents for a period of 24 months; and

In addition, as specified under the Company’s LTIP plan, the executive shall be entitled to:

(v)

a pro-rata allocation of the face value of applicable LTIP awards where the proportion of the amount shall be calculated by using the number of full months, rounded to include any partial months, of participation in the plan as the numerator and the total number of months in the plan period in the denominator.

In the event the employment of either of Messrs. Nocco, Keeling, Tobin, Veghte, or Ms. Luck were to have been terminated on December 31, 2007, the last business day of the Company’s fiscal year, without cause, the value of the estimated potential payments to be received by Messrs. Nocco, Keeling, Tobin, Veghte, or Ms. Luck described in clauses (i), (ii), (iii), (iv) and (v) are highlighted in the “Potential Payments Upon a Termination or Change in Control” table below.

Termination Without Cause Following A Change in Control; For Good Reason; By the Company Within One Year Prior to Change in Control

Notwithstanding the foregoing, in the event of termination of the executive’s employment (a) by the Company without Cause within the 24-month period following a Change in Control (as defined in the employment agreement) (the “Post-Change Period”), (b) by the executive for Good Reason during the Post-Change Period or (c) by the Company within one year prior to a Change in Control and it is reasonably demonstrated that such termination arose in connection with or anticipation of the Change in Control, then the executive shall be entitled to the executive’s then current base salary through the date on which termination occurs and:

(i)	a cash lump sum payment equal to the sum of two times the executive’s then current base salary;

(ii)

a cash lump sum equal to the sum of two times the average of the executive’s annual bonus for the three years immediately preceding the year in which the Change in Control occurs, provided such bonus shall be at least equal to the targeted annual bonus for the year of such termination;

(iii)

an amount equal to the higher of the executive’s annual bonus actually awarded for the year immediately preceding the year in which the Change in Control occurs or the targeted annual bonus that would have been awarded to the executive for the year of such termination, pro rated by a fraction based on the number of months or fraction thereof in which the executive was employed by the Company in the year of termination;

(iv)	the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued; and

In addition, as specified under the Company’s LTIP plan, the executive shall be entitled to:

(v)

for all plan periods that are outstanding at the time effective time of the Change in Control, a face value LTIP payout for the plan period, unless the performance for the pro-rata plan period (through the date of termination) warrants a calculated payout that is greater than the face value payout, in which case the calculated payout shall be paid.

The executive shall also be entitled to continued medical benefit plan coverage for the executive and the executive’s dependents for a period of 24 months and to accelerated vesting of the executive’s rights (i) under any retirement plans; and (ii) under any stock options or other rights with respect to equity securities of the Company held by the executive, which options or other rights shall be exercisable for the shorter of three years or the original term of the security. In addition, the executive shall be entitled to gross-up payments in the event excise taxes on the executive’s payments or benefits are imposed under Section 280G of the United States Internal Revenue Code.

In the event the employment of either of Messrs. Nocco, Keeling, Tobin, Veghte, or Ms. Luck were to have been terminated on December 31, 2007, the last business day of the Company’s fiscal year, by reason of (a), (b) or (c) above, the value of the estimated potential payments to be received by each of Messrs. Nocco, Keeling, Tobin, Veghte, or Ms. Luck described in clauses (i), (ii), (iii), (iv) and (v) are highlighted in the “Potential Payments Upon a Termination or Change in Control” table below.

Termination With Cause or Other Voluntary Termination

In the event of termination of the executive’s employment by the Company with Cause or other voluntary termination by the executive, the executive shall be entitled to:

(i)	the executive’s then current base salary through the date on which termination occurs;

(ii)

continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or equity securities were issued; and

(iii)

the executive’s vested accrued benefits under any employee benefit programs in the case of voluntary termination and, if such programs expressly provide for such benefits, in the case of termination by the Company with Cause.

All grants of restricted shares and share options under the Company’s incentive compensation plans automatically vest upon a Change in Control (as defined in such plans).

Potential Payments upon Termination or Change in Control Table

Name		Termination Due to Death or Disability (1)	Termination Without Cause (1)	Termination Without Cause Following a Change in Control; For Good Reason; By the Company Within One Year Prior to Change in Control (1) (2)

Brian M. O’Hara	Cash Lump Sum Payment: Six Months Annual Salary or 2 x Annual Salary	$0	$0	$0
	Cash Lump Sum Payment of Bonus	N/A	0	0
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	0	0	0
	Accelerated Vesting of Awards (3)	2,113,020	0	0
	LTIP Payments	5,100,000	2,600,000	5,100,000

	Total	$7,213,020	$2,600,000	$5,100,000

Brian W. Nocco	Cash Lump Sum Payment: Six Months Annual Salary or 2 x Annual Salary	$275,000	$1,100,000	$1,100,000
	Cash Lump Sum Payment of Bonus	N/A	687,500	1,375,000
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	750,000	750,000	687,500
	Accelerated Vesting of Awards (4)	503,100	503,100	503,100
	LTIP Payments	500,000	166,667	500,000

	Total	$2,028,100	$3,207,267	$4,165,600

Fiona E. Luck	Cash Lump Sum Payment: Six Months Annual Salary or 2 x Annual Salary	$300,000	$1,200,000	$1,200,000
	Cash Lump Sum Payment of Bonus	N/A	808,333	1,616,666
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	1,100,000	1,100,000	1,500,000
	Accelerated Vesting of Awards (5)	1,308,060	1,308,060	1,308,060
	LTIP Payments	1,100,000	600,000	1,100,000

	Total	$3,808,060	$5,016,393	$6,724,726

Henry C. V. Keeling	Cash Lump Sum Payment: Six Months Annual Salary or 2 x Annual Salary	$337,500	$1,350,000	$1,350,000
	Cash Lump Sum Payment of Bonus	N/A	1,012,500	2,025,000
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	1,075,000	1,075,000	1,725,000
	Accelerated Vesting of Awards (6)	1,308,060	1,308,060	1,308,060
	LTIP Payments	1,100,000	600,000	1,100,000

	Total	$3,820,560	$5,345,560	$7,508,060

Clive R. Tobin	Cash Lump Sum Payment: Six Months Annual Salary or 2 x Annual Salary	$375,375	$1,501,500	$1,501,500
	Cash Lump Sum Payment of Bonus	N/A	938,438	1,876,875
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	1,350,000	1,350,000	1,600,000
	Accelerated Vesting of Awards (7)	1,471,568	1,471,568	1,471,568
	LTIP Payments	1,100,000	600,000	1,100,000

	Total	$4,296,943	$5,861,506	$7,549,943

James H. Veghte	Cash Lump Sum Payment: Six Months Annual Salary or 2 x Annual Salary	$250,000	$1,000,000	$1,000,000
	Cash Lump Sum Payment of Bonus	N/A	666,667	1,333,334
	Annual Bonus Awarded Not Yet Paid or Pro-Rata bonus	1,075,000	1,075,000	1,400,000
	Accelerated Vesting of Awards (8)	1,874,048	1,874,048	1,874,048
	LTIP Payments	1,100,000	600,000	1,100,000

	Total	$4,299,048	$5,215,715	$6,707,382

(1)	The value of potential acceleration of vesting of option Shares is calculated based upon the difference between the exercise price of the options and $50.31, the closing price of the Shares on December 31, 2007, while the value of potential acceleration of vesting of restricted Share awards is calculated based upon the closing price of the Shares on December 31, 2007.

(2)	Potential payments under a change in control are calculated with the assumption that a change in control occurred during 2007.

(3)	For Mr. O’Hara, accelerated vesting of awards represents 146,250 option Shares and 42,000 restricted Shares with values of nil and $2,113,020, respectively.

(4)	For Mr. Nocco, accelerated vesting of awards represents nil option Shares and 10,000 restricted Shares with values of nil and $503,100, respectively.

(5)	For Ms. Luck, accelerated vesting of awards represents 72,500 option Shares and 26,000 restricted Shares with values of nil and $1,308,060, respectively.

(6)	For Mr. Keeling, accelerated vesting of awards represents 111,250 option Shares and 26,000 restricted Shares with values of nil and $1,308,060, respectively.

(7)	For Mr. Tobin, accelerated vesting of awards represents 112,500 option Shares and 29,250 restricted Shares with values of nil and $1,471,568, respectively.

(8)	For Mr. Veghte, accelerated vesting of awards represents 41,249 option Shares and 37,250 restricted Shares with values of nil and $1,874,048, respectively.

DIRECTOR COMPENSATION TABLE

The Company compensates each of its Non-Employee Directors (except for the Acting Chairman of the Board and the Chief Executive Officer (who is an employee of the Company)), (collectively, the “Non-Employee Directors”) through a mixture of cash and equity-based compensation.

The following table sets forth the compensation paid by the Company to Non-Employee Directors for services rendered in the fiscal year ended December 31, 2007:

Name(1)	Fees Earned or Paid in Cash($) (3)	Stock Awards ($)(4)(5)	Option Awards ($) (6)(7)(8)	Non-Equity Incentive Plan Compensation ($) (9)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (10)	All Other Compensation ($) (11)	Total($)
Dale R. Comey	$149,500	$128,190	$54,600	—	—	$—	$332,290

Michael P. Esposito, Jr.	$378,000	$407,624	$957,957	—	—	$974,285	$2,717,866

Robert Glauber	$190,000	$128,190	$54,600	—	—	$—	$372,790

Herbert Haag	$117,500	$128,190	$54,600	—	—	$—	$300,290

Joseph Mauriello	$149,000	$128,190	$54,600	—	—	$—	$331,790

Eugene McQuade	$150,500	$128,190	$54,600	—	—	$—	$333,290

Robert Parker	$132,500	$128,190	$54,600	—	—	$—	$315,290

Cyril Rance(12)	$136,500	$128,190	$54,600	—	—	$—	$319,290

Alan Z. Senter	$145,500	$130,737	$54,600	—	—	$33,056	$363,893

John T. Thornton	$156,000	$128,190	$54,600	—	—	$—	$338,790

Ellen E. Thrower	$148,000	$128,190	$54,600	—	—	$—	$330,790

Sir John Vereker(2)	$37,000	$8,333	$107,700	—	—	$—	$153,033

(1)

Brian M. O’Hara, the Company’s President and Chief Executive Officer and Acting Chairman, is not included in this table, as he is an employee of the Company and therefore receives no compensation for his service as a Director. The compensation received by Mr. O’Hara as an employee of the Company is shown in the “Summary Compensation Table”.

(2)	Sir John Vereker was appointed as a Director of the Company on November 1, 2007.

(3)

See “Cash Compensation to Non-Employee Directors” below. Includes the annual retainer fee of $50,000 (the “Annual Fee”) paid to each Non-Employee Director in 2006 for services in 2007. In both 2007 and 2006, Messrs. Comey, Mauriello, McQuade, and Thornton each elected to receive their entire Annual Fee in the form of Deferred Share Units (as defined and described below), which are included in the “Equity Securities Owned Beneficially” table below. In both 2007 and 2006, Drs. Parker and Thrower elected to receive half of their Annual Fee in the form of Deferred Share Units, which are included in the “Equity Securities Owned Beneficially” table below. Includes for Sir John Vereker a pro rated annual fee of $25,000 paid upon his appointment to the Board on November 1, 2007. Includes for Mr. Esposito, an additional $150,000 annual cash retainer for services as Chairman of the Board during 2007, $10,000 for services as Chairman of the Finance Committee during 2007 and $62,500 salary received during January 2007. Effective February 1, 2007, Mr. Esposito’s compensation package was aligned with the other outside directors. On December 27, 2007, Mr. Esposito resigned from the Company’s Board of Directors.

(4)

See “Equity Based Compensation Paid to Non-Employee Directors” below. Represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2007 fiscal year, for the fair value of stock awards granted in 2007, calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123R, “Share Based Payments”. See Note 20(e) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. In addition, includes for both Mr. Esposito and Mr. Senter, the dollar amount recognized by the Company for financial reporting purposes with respect to 2007 fiscal year for the fair-value of 950 SCA stock awards granted to each of them in 2007. On December 27, 2007, Mr. Senter resigned from SCA’s board of directors.

(5)	The aggregate number of stock awards outstanding as at December 31, 2007 for each Non-Employee Director was nil.

(6)

See “Equity Based Compensation Paid to Non-Employee Directors” below. Represents the dollar amount recognized by the Company for financial statement reporting purposes with respect to the 2007 fiscal year, for the fair value of options granted to each Director in 2006, calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123R, “Share Based Payments”. See Note 20(d) of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that might be realized by each Director.

(7)

See “Equity Based Compensation Paid to Non-Employee Directors” below. Includes for Sir John Vereker 5,000 options awarded to him upon his appointment to the Board on November 1, 2007, exercisable at $67.84.

(8)

The aggregate number of option awards outstanding as at December 31, 2007 for each Director was as follows: Mr. Comey, 25,000; Mr. Esposito, 475,815; Mr. Glauber, 40,033; Mr. Haag, 10,000; Mr. Mauriello, 10,000; Mr. McQuade, 12,500; Dr. Parker, 32,000; Mr. Rance, 32,000; Mr. Senter, 30,942; Mr. Thornton, 30,792, Dr. Thrower, 32,000, and Sir John Vereker, 5,000.

(9)	Directors do not receive non-equity incentive plan compensation.

(10)	Directors are not entitled to participate in the Company’s Non-Qualified Deferred Compensation Plan.

(11)

See ‘Cash Compensation Paid to Non-Employee Directors’ and ‘Equity Based Compensation Paid to Non-Employee Directors’ below. Represents for Mr. Esposito, the acceleration of unvested stock and option awards calculated using the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payments”. Includes for Mr. Esposito, $20,100 for financial counseling and tax preparation services. Includes for Mr. Esposito and Mr. Senter, fees paid from January 1, 2007 through to June 6, 2007 and prior to deconsolidation of $23,361 and $33,056, respectively, for services as directors on the board of SCA.

(12)	Mr. Rance will retire from the Company’s Board of Directors in late April 2008, having reached the mandatory retirement age.

Cash Compensation Paid to Non-Employee Directors

Annual Retainer Fee

In 2006, for service as a Director from April 2006 to April 2007, each Non-Employee Director received an annual retainer fee of $50,000, except for (i) Mr. Haag whose $50,000 annual retainer fee was for service as a Director from his appointment to the Board on June 7, 2006 to April 2007 and (ii) Mr. Glauber who received a pro rated annual retainer fee of $33,334 upon his appointment to the Board on September 15, 2006. In 2006, Mr. Mauriello received a pro rated annual retainer fee of $16,667 for his service as a Director from his appointment to the Board on January 26, 2006 to April 2006. In 2007, for service as a Director from April 2007 to April 2008, each Non-Employee Director received an annual retainer fee of $50,000, except for (i) Sir Vereker who received a pro rated annual retainer fee of $25,000 upon his appointment to the Board on November 1, 2007.

In 2008, in recognition of the Company’s overall performance in 2007, those Non-Employee Directors who served throughout 2007 will waive the receipt of their 2008 annual retainer fee that was to be paid following the Annual General Meeting in April 2008.

Board and Committee Meeting Attendance Fees

In 2006 and 2007, each Non-Employee Director received a Board Meeting attendance fee of $3,000 per meeting, including informational meetings. Also, each of Messrs. Comey, Parker and Rance, as the Chairman of the Compensation Committee, Nominating & Governance Committee and Public Affairs Committee, respectively received a Committee Chairman’s fee of $5,000, and each member of such Committees received a Committee attendance fee of $1,500 per meeting including informational meetings. Additionally, Mr. Thornton, as the Chairman of the Audit Committee received an annual fee of $12,000, and each of Messrs. Comey, Mauriello, McQuade, Rance, Senter and Dr. Thrower, as Audit Committee members, received (i) an Audit Committee attendance fee of $2,000 per meeting, including informational meetings and (ii) an Audit Committee retainer fee of $5,000.

All Other Fees

In addition to the aforementioned fees, Non-Employee Directors are reimbursed for travel, accommodation and other reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Committee meetings. The Company transports one or more Non-Employee Directors to and from such meetings on the Company’s corporate aircraft.

Deferral of Annual Retainer Fee

Prior to the beginning of each calendar year, Directors may elect to defer all or part of their Board annual retainer fee in increments of 10%. Deferred annual retainer fees are credited in the form of Share units (“Deferred Share Units”). Prior to 2007, the value of the Share units was calculated by dividing 110% of the deferred annual retainer fee by the market value of the Company’s Shares on the date the fees would otherwise be paid. However, effective, January 1, 2007 the value of the Share units was calculated by dividing 100% of the deferred annual retainer fee by the market value of the Company’s Shares on the date the fees would otherwise be paid, in accordance with the terms of the Company’s Directors Stock & Option Plan, as amended and restated (the “Directors Plan”). Deferred Share Units represent a right to receive Shares as described above. Deferred Share Units have no voting rights and receive dividend equivalents rather than cash dividends. Each Non-Employee Director receives dividend equivalents on the Deferred Share Units contained in his or her stock deferral account, which are equal in value to dividends paid on the Company’s Shares. The dividend equivalents granted are then reinvested in the Non-Employee Directors’ stock deferral accounts in the form of additional Share Units. Upon a “separation from service” (as defined in Treasury Reg. 1-409A-1(h)) as a Director, each Non-Employee Director receives a share for each Share Unit awarded. Such Share Units are received either in a lump sum on the date of the Non-Employee Director’s “separation from service” or over a period not to exceed 5 years, as elected in advance by such Non-Employee Director. Alternatively, Non-Employee Directors may elect to receive their annual retainer fees in the form of Shares having a value equal to their annual retainer fees on the date of the Annual General Meeting of the current year. In 2007, no Non-Employee Director elected to receive their annual retainer fee in the form of Shares.

The following table shows the Non-Employee Directors that elected to defer all or a portion of their annual retainer fees (i) in 2006 for service as a Director from April 2006 to April 2007; and (ii) in 2007 for service as a Director from April 2007 to April 2008:

Director	Year	Amount Deferred	Deferred Share Units Credited
Dale R. Comey	2007	$50,000	639.47
	2006	$50,000	830.31

Joseph Mauriello	2007	$50,000	639.47
	2006	$50,000	830.31

Eugene McQuade	2007	$50,000	639.47
	2006	$50,000	830.31

Robert Parker	2007	$25,000	319.73
	2006	$25,000	415.16

John T. Thornton	2007	$50,000	639.47
	2006	$50,000	830.31

Ellen E. Thrower	2007	$25,000	319.73
	2006	$25,000	415.16

Equity Based Compensation Paid to Non-Employee Directors

Restricted Shares and Restricted Share Units

In 2006, for service as a Director from April 2006 to April 2007, each Non-Employee Director was awarded 1,000 restricted shares (the fair market value of the shares on the date of grant was $65.89) pursuant to the terms of the Directors Plan (except for Mr. Glauber, who was appointed to the Board on September 15, 2006, and was awarded no restricted shares). The restricted shares were vested on the date of grant. In 2007, for service as a Director from April 2007 to April 2008, each Non-Employee Director was awarded 1,000 restricted share units (fair market value of the restricted share units on the date of grant was $78.19) pursuant to the terms of the Directors Plan (except for Sir John Vereker, who was appointed to the Board on November 1, 2007, and was awarded no restricted share units). The restricted share units will become vested on the first anniversary of the date of grant or upon earlier death or permanent disability of the Director. Each restricted share unit entitles the Director to receive one share at the time of vesting unless the Director has elected to defer receipt of the shares until termination of the Director’s service. Dividends on the restricted share units are credited as additional restricted share units equal in value to the dividends paid on the shares subject to the restricted share units. In 2007, Messrs. Comey, Glauber, Mauriello, and Senter and Dr. Thrower each deferred their grant of restricted share units awarded.

Options

In 2006, for service as a Director from April 2006 to April 2007, each Non-Employee Director was awarded a grant of 2,500 options exercisable at $66.24, pursuant to the terms of the Directors Plan, except for (i) Messrs. Haag and Mauriello who were each awarded 5,000 options upon their appointments to the Board in June and January 2006, respectively and (ii) Mr. Glauber who was awarded 5,000 options upon his appointment to the Board in September 2006. In 2007, for service as a Director from April 2007 to April 2008, each Non-Employee Director was awarded a grant of 2,500 options exercisable at $78.19, pursuant to the terms of the Directors Plan, except for (i) Sir John Vereker, who was awarded 5,000 options upon his appointment to the Board on November 1, 2007. Upon appointment to the Board, each new Non-Employee Director receives a one-time award of 5,000 options.

Retainer Share Units

In addition, under the Directors Plan, as of the day of each year that annual retainer fees are paid to Directors, Share units are credited to the account of each Non-Employee Director (collectively, “Retainer Share Units”). The number of Retainer Share Units credited each year is equal to the annual retainer fee divided by the fair market value of a Share on the date such Retainer Share Units are credited. Dividends on the Retainer Share Units contained in a Non-Employee Director’s stock deferral account are credited as additional Share Units, which are equal in value to dividends paid on the Company’s Shares. Benefits under the Directors Plan will be distributed in the form of Shares for each Share Unit awarded following retirement or termination of a Non-Employee Director’s service on the Board. Such Shares are received either in a lump sum on the date of a Non-Employee Director’s retirement or termination or over a period not to exceed 5 years, as elected in advance by each Non-Employee Director.

Compensation Paid to the Chairman of the Board

Effective February 1, 2007, Mr. Esposito’s compensation package was aligned with the other outside directors. In addition, he received an additional $150,000 annual cash retainer for services as Chairman of the Board during 2007 and $10,000 for services as Chairman of the Finance Committee during 2007. On December 27, 2007, Mr. Esposito resigned from the Company’s Board of Directors and on the same day, Mr. O’Hara was appointed as Acting Chairman of the Board. Mr. Esposito will receive $10,000 as reimbursement for 2007 tax preparation, in keeping with payments made in previous years of service. Mr. Esposito’s annual compensation as Chairman of the Board with respect to 2006 was comprised of a salary of $750,000, a cash bonus of $1,500,000, pension contributions of $75,000 and $2,578,059 representing the dollar amount recognized by the Company for financial statement reporting purposes with respect to 2006, for the fair-value of stock awards and option awards granted in 2006 and prior years, calculated using the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payments”. In connection with the initial public offering of SCA (which at the time was an indirect majority-owned subsidiary of the Company), Mr. Esposito waived his right to receive a fee of $20,750 and an award of 25,000 options for his service as a director on the board of that company, which compensation was paid to the Company. Mr. Esposito was not awarded any restricted Shares during 2006.

Director Share Ownership Guidelines

The Board of Directors revised the Company’s stock ownership guidelines for Directors in 2007. The guidelines require that, within three years of becoming a Director, each Director beneficially own Shares, options or Share units (or any combination thereof) with a value of at least $300,000. All of the Directors are currently in compliance with the guidelines.

EQUITY SECURITIES OWNED BENEFICIALLY

The following table sets forth certain information with respect to the beneficial ownership as of March 7, 2008 of (i) the Company’s Shares (XL Ordinary Shares) by each Director and each NEO and all Directors and executive officers of the Company as a group. The Shares are currently the only class of voting securities of the Company. There were 179,101,089 XL Ordinary Shares outstanding as of March 7, 2008.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Title of Class	Number of Shares (1)	Exercisable Options (2)	Total	Percent of Class
Dale R. Comey	XL Ordinary Shares	11,748	25,000	36,748	*
Robert Glauber	XL Ordinary Shares	6,928	38,500	45,428	*
Herbert Haag (3)	XL Ordinary Shares	9,450	10,000	19,450	*
Henry C. V. Keeling (4)	XL Ordinary Shares	148,851	409,583	558,434	*
Fiona E. Luck	XL Ordinary Shares	93,737	358,750	452,487	*
Joseph Mauriello	XL Ordinary Shares	5,148	10,000	15,148	*
Eugene M. McQuade	XL Ordinary Shares	11,253	12,500	23,753	*
Brian W. Nocco	XL Ordinary Shares	25,000	—	25,000	*
Brian M. O’Hara (5)	XL Ordinary Shares	794,874	915,000	1,709,874	*
Robert S. Parker	XL Ordinary Shares	15,347	32,000	47,347	*
Cyril Rance	XL Ordinary Shares	23,101	32,000	55,101	*
Alan Z. Senter	XL Ordinary Shares	18,829	30,942	49,771	*
John T. Thornton	XL Ordinary Shares	30,972	30,792	61,764	*
Ellen E. Thrower	XL Ordinary Shares	13,398	32,000	45,398	*
Clive R. Tobin	XL Ordinary Shares	69,750	381,250	451,000	*
James H. Veghte	XL Ordinary Shares	61,529	170,387	231,916	*
John Vereker	XL Ordinary Shares	368	5,000	5,368	*
Directors and executive officers of the Company as a group including those named above (21 persons in total)	XL Ordinary Shares	1,342,546	2,794,787	4,137,333	2.3%

*	Represents less than 1% of each class of security beneficially owned.

(1)

Includes XL Ordinary Shares, Deferred Share Units credited to the accounts of the Directors pursuant to their election to defer their Annual Retainer fees as described under “Cash Compensation Paid to Non-Employee Directors”, above.

(2)	Shares underlying options that are exercisable within 60 days of March 7, 2008.

(3)	Includes 1,000 Shares that Mr. Haag owns indirectly.

(4)	Includes 65,612 Shares that Mr. Keeling owns indirectly.

(5)	Includes 73,000 Shares that Mr. O’Hara owns indirectly.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of the Shares and other equity securities of the Company.

The Company believes that all of its officers and Directors filed all of such reports on a timely basis during the year ended December 31, 2007.

BENEFICIAL OWNERSHIP

The following table sets forth certain information with respect to each person or group that, as of March 7, 2008, was, to the Company’s knowledge, the beneficial owner of more than 5% of the Company’s outstanding Shares. There were 179,101,089 Shares outstanding as of March 7, 2008. The table is based upon information contained in filings with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Barrow, Hanley, Mewhinney & Strauss, Inc. 2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761	17,836,359	10.0%(2)

AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. 26, rue Drouot, 75009 Paris, France; 25, avenue Matignon, 75008 Paris, France; 1290 Avenue of the Americas, New York, NY, 10104	13,249,173	7.4%(3)

Capital World Investors 333 South Hope Street, Los Angeles, CA 90071	13,325,280	7.3%(4)

Pzena Investment Management, LLC 120 West 45th Street, 20th Floor, New York, NY 10036	11,960,818	6.7%(5)

(1)

Each Share has one vote, except that if, and for so long as, the votes conferred by the Controlled Shares (as hereinafter defined) of any person constitute 10% or more of the votes conferred by the issued Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in the Company’s Articles of Association. “Controlled Shares” include, among other things, all Shares that a person (as defined in the Company’s Articles of Association) owns directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Exchange Act or Section 958 of the Internal Revenue Code of 1986, as amended).

(2)	Represents 2,427,444 Shares with sole voting power and 15,408,915 Shares with shared voting power; also represents 17,836,359 Shares with sole dispositive power.

(3)	Represents 10,574,816 Shares with sole voting power and 492,879 Shares with shared voting power; also represents 13,249,173 Shares with sole dispositive power.

(4)

Represents 2,901,700 Shares with sole voting power; also represents 13,325,280 Shares with sole dispositive power and includes 899,580 Shares resulting from the assumed conversion of 2,900,000 7.00% Equity Security Units issued by the Company in December 2005 and expiring February 15, 2009.

(5)	Represents 5,537,643 Shares with sole voting power; also represents 11,960,818 Shares with sole dispositive power.

RELATED PERSON TRANSACTIONS

Certain Shareholders of the Company and their affiliates, as well as the employers of or entities otherwise associated with certain directors and officers or their affiliates, have purchased insurance and/or reinsurance from the Company on terms the Company believes were no more favorable to these (re)insureds than those made available to other customers.

Mr. Rance’s son and daughter-in-law received aggregate annual compensation for 2007 of approximately $342,500, as employees, from subsidiaries of the Company. Neither of Mr. Rance’s son nor daughter-in-law is an executive officer of the Company.

The Harbour View Charitable Trust (the “Trust”) is an unconsolidated charitable trust and was established by the Company in July 2002 to generate income to be used exclusively for the benefit of Bermudian charities and to facilitate the provision of accommodations for certain of the Company’s employees. The Trustees have distributed approximately $200,000 since inception of the Trust for the benefit of Bermudian charitable purposes. The current trustees are members of non-executive management of the Company. The Trustees purchased a residence in Bermuda in 2002 for a purchase price of $3,250,000 with the intent of leasing the residence to generate income for its charitable purposes. The purchase price of the residence was funded by a gift to the Trust of approximately $1,350,000 from the Company and a loan from the Company of $2,000,000, with interest on the loan at the rate of 6.9% per annum. Principal and accumulated interest on the loan is due and payable to the Company on August 27, 2023. In 2007, the Company entered into a 21-year lease of the residence from the Trust and a 5-year sublease of the residence to Mr. Keeling for a sublease rental of $19,000 per month.

In 2006, in an effort to expand the Trust’s charitable activities in Bermuda, the Company made a loan to the Trust of approximately $10,700,000, with interest at the rate of 3.5% per annum, in order to permit the Trustees to purchase eight residential units in Bermuda. A portion of the loan was advanced by the Company in 2002 and 2003 to the sellers of the eight residential units. The Company nominated the Trustees as the purchaser of the eight residential units and instructed the sellers to apply the loaned monies as consideration for selling the eight residential units to the Trustees. The Trustees have entered into an agreement with the Company pursuant to which the Trustees will provide accommodation to certain of the Company’s and its subsidiaries’ directors, officers and employees, as the Company’s designees, by way of a lease of the residential units on standard terms for such premises and at a rent that reflects the open market rent at the time any such lease is granted. The fair market rental to be paid by the Trustees will be determined on an annual basis by an independent real estate appraiser. In August 2007, the Company entered into a 5- year lease of one of the eight residential units noted above to Mr. Nocco for a rental of $12,000 per month. Under the agreement, the Company pays the Trustees a fee based on the aggregate fair market rents for each of the residential units less the sum of all rents received by the Trustees during a given year under the terms of each residential lease.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the Company’s independent registered public accounting firm’s (the “Independent Auditor”) qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. During 2007, Messrs. Thornton (Chairman), Comey, Mauriello, McQuade, Rance, Senter and Dr. Thrower served on the Audit Committee. The Audit Committee is currently comprised of seven independent Directors and operates under a written charter. A current copy of the Audit Committee Charter is available on the Company’s website located at www.xlcapital.com. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the Independent Auditor, as appropriate. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics and Code of Ethics for the Company’s Senior Financial Officers or to set or determine the adequacy of the Company’s reserves.

The Audit Committee has reviewed and discussed the Company’s system of internal controls over financial reporting. Based on the Audit Committee’s review of the audited financial statements and management’s assessment of the effectiveness of the Company’s system of internal controls over financial reporting, its discussions with management regarding the audited financial statements, its receipt of written disclosures and the letter from the Independent Auditor required by Independence Standards Board Standard No. 1, its discussions with the Independent Auditor regarding such auditor’s independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards 114, the Independent Auditor’s opinion on the effectiveness of the Company’s system of internal controls over financial reporting and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee
John T. Thornton, Chairman
Dale R. Comey
Joseph Mauriello
Eugene M. McQuade
Cyril Rance
Alan Z. Senter
Ellen E. Thrower

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for audit services for the years ended December 31, 2007 and 2006 were approximately $13,110,000 and $14,600,000, respectively. Audit fees were for professional services rendered primarily in connection with the audit and quarterly review of the consolidated financial statements and other attestation services that comprised the audits for insurance statutory and regulatory purposes in the various jurisdictions in which the Company operates and the provision of certain opinions relating to the Company’s filings with the SEC. Included in the aggregate fees noted above for the year ended December 31, 2006, is $1,150,000 for engagements of PricewaterhouseCoopers LLP by Security Capital Assurance Ltd (“SCA”), which were reviewed and approved by the independent audit committee of SCA pursuant to pre-approval policies adopted by such committee.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related professional services for the years ended December 31, 2007 and 2006 were approximately $241,000 and $1,432,000, respectively. Audit-related fees were (i) in 2007 primarily related to accounting consultations and due diligence and (ii) in 2006 primarily related to assurance and related services rendered primarily in connection with accounting consultations and services related to the initial public offering of SCA, and other services associated with SCA’s filings on Form S-1 in connection therewith, which were reviewed and approved by the independent audit committee of SCA pursuant to pre-approval policies adopted by such committee.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for tax services for the fiscal years ended December 31, 2007 and 2006 were approximately $60,000 and $132,000, respectively. These fees were for professional services rendered for tax compliance. Included in the aggregate fees noted above for the year ended December 31, 2006, is $25,000 for engagements of PricewaterhouseCoopers LLP by SCA, which were reviewed and approved by the independent audit committee of SCA pursuant to pre-approval policies adopted by such committee.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for products and services rendered to the Company, other than the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”, for the fiscal years ended December 31, 2007 and 2006 were approximately $15,000 and $4,000, respectively. The aggregate fees billed by PricewaterhouseCoopers LLP for such products and services rendered to the Company in 2007 and 2006 related to software licenses acquired for technical accounting reference tools required for regulatory filings.

General

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the Independent Auditor. The Audit Committee will annually review and pre-approve the audit, review, attestation and permitted non-audit services to be provided during the next audit cycle by the Independent Auditor. To the extent practicable, the Audit Committee or the Chairman of the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the Independent Auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or the Chairman of the Audit Committee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or the Chairman of the Audit Committee. All requests or applications for the Independent Auditor to provide services to the Company shall be submitted to the Audit Committee or the Chairman of the Audit Committee.

The Audit Committee considered whether the provision of non-audit services performed by the Independent Auditor was compatible with maintaining PricewaterhouseCoopers LLP’s independence during 2007. The Audit Committee concluded in 2007 that the provision of these services was compatible with the maintenance of PricewaterhouseCoopers LLP’s independence in the performance of its auditing functions.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL GENERAL MEETING

Shareholder proposals intended for inclusion in the Proxy Statement for the 2009 Annual General Meeting should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. Such proposals must be received by November 21, 2008.

In addition, a Shareholder may present a proposal at the 2009 Annual General Meeting other than pursuant to Rule 14a-8 promulgated under the Exchange Act. Any such proposal will not be included in the Proxy Statement for the 2009 Annual General Meeting and must be received by the Company’s Secretary at XL House, One Bermudiana Road, Hamilton, HM 11, Bermuda by February 2, 2009. If any such proposal is not so received, such proposal will be deemed untimely and, therefore, the persons appointed by the Board of Directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

Pursuant to the Company’s Articles of Association, any Shareholder entitled to attend and vote at any Annual General Meeting may nominate persons for election as Directors if written notice of such Shareholder’s intent to nominate such persons is received by the Secretary at XL House, One Bermudiana Road, Hamilton, HM 11, Bermuda not less than five days or more than 21 days before the date appointed for such Annual General Meeting. Such notice must include the following information about the proposed nominee: (a) name, age and business and residence addresses, (b) principal occupation or employment, (c) class and number of Shares or securities of the Company beneficially owned; and (d) any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A promulgated under the Exchange Act, including the proposed nominee’s written consent to serve if elected. Such notice must also include information on the Shareholder making the nomination, including such Shareholder’s name and address as it appears on the Company’s books and the class and number of Shares of the Company beneficially owned by such Shareholder. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

OTHER MATTERS

While management knows of no other matters to be brought before the Annual General Meeting other than the approval of the minutes of the 2007 Annual General Meeting of Shareholders, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on April 28, 2008.

The SEC has adopted new rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC’s full set delivery option, and therefore, although we are posting this proxy statement online, we are also mailing a full set of our proxy materials to our shareholders. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. This proxy statement is available at www.xlcapital.com.

Proxy Solicitation

The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by Directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation for such services. In addition to the foregoing, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of approximately $10,000 plus reasonable out-of-pocket expenses and disbursements. Upon request, the Company will also reimburse brokers and others holding Shares in their names, or in the names of nominees, for forwarding proxy materials to their customers.

The Company will furnish, without charge, to any Shareholder a copy of its Annual Report on Form 10-K that it files with the SEC. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 may be obtained upon written request to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda.

As ordered,

Brian M. O’Hara
President and Chief Executive Officer
 and Acting Chairman

APPENDIX A

XL CAPITAL LTD
DIRECTOR INDEPENDENCE STANDARDS

The Board of Directors of XL Capital Ltd (the “Company”) has adopted the following standards to assist it in making determinations of independence in accordance with the NYSE Corporate Governance rules.

Employment Relationships

A director will be deemed to be independent unless, within the preceding three years:

•	such director

•	is or was an employee of the Company or any of the Company’s subsidiaries, other than an interim Chairman or Chief Executive Officer or other executive officer;

•	is a current partner of the Company’s internal or external auditor;

•	is a current employee of the Company’s internal or external auditor; or

•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

•	any immediate family member of such director

•	is or was an executive officer of the Company or any of the Company’s subsidiaries;

•	is a current partner of the Company’s internal or external auditor;

•	is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or

•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

Compensation Relationships

A director will be deemed to be independent unless, within the preceding three years:

•

such director has received during any twelve-month period more than $100,000 in direct compensation from the Company or any of its subsidiaries other than: (i) director and committee fees; (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service; and (iii) compensation received for former service as an interim Chairman or Chief Executive Officer or other executive officer; or

•

an immediate family member of such director has received during any twelve-month period more than $100,000 in direct compensation from the Company or any of its subsidiaries as a director or executive officer other than: (i) director and committee fees and (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service.

Commercial Relationships

A director will be deemed to be independent unless:

•

such director is a current employee of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

A-1

•

an immediate family member of such director is a current executive officer of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Charitable Relationships

A director will be deemed to be independent unless, within the preceding three years such director was an executive officer of a tax-exempt organization that received contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues; unless the Board determines such relationships not to be material or otherwise consistent with a Director’s independence.

Interlocking Directorates

A director will be deemed to be independent unless, within the preceding three years:

•

such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executive officers at the same time serves or served on that company’s compensation committee; or

•

an immediate family member of such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executives at the same time serves or served on that company’s compensation committee.

Other Relationships

For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board of Directors after taking into account all relevant facts and circumstances. For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company and/or is, directly or indirectly, a security holder of the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

For purposes of the standards set forth above, “immediate family member” means any of such director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law (other than those who are no longer family members as a result of legal separation or divorce, or those who have died or become incapacitated) and anyone (other than a domestic employee) who shares such director’s home. For purposes of the standards set forth above, “executive officer” means the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company’s subsidiaries shall be deemed officers of the Company if they perform such policy-making functions for the Company.

These standards shall be interpreted in a manner consistent with the New York Stock Exchange Corporate Governance Rules.

A-2

APPENDIX B

XL CAPITAL LTD
AMENDED AND RESTATED DIRECTORS STOCK & OPTION PLAN

1. PURPOSES

The purposes of the Directors Stock & Option Plan are to advance the interests of XL Capital Ltd and its Shareholders by providing a means to attract, retain, and motivate Directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Board” means the Board of Directors of the Company.

(b)

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations there under.

(c)	“Company” means XL Capital Ltd, a corporation organized under the laws of the Cayman Islands, or any successor corporation.

(d)	“Director” means a non-employee member of the Board.

(e)	“Fair Market Value” means, with respect to Shares on any day, the following:

(i)

If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Shares on the date in question on the stock exchange which is the primary market for the Shares, as such price is officially quoted on such exchange. If there is no reported sale of Shares on such exchange on such date, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists; and

(ii)

If the Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the Fair Market Value shall be the closing selling price per share of Shares on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no reported closing selling price for Shares on such date, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

(f)	“Fiscal Year” means the calendar year.

(g)	“Option” means a right, granted under Section 5, to purchase Shares.

(h)	“Participant” means a Director who has been granted an Option, Restricted Stock Award, Restricted Stock Unit Award or who has elected to defer compensation under the Plan.

(i)	“Plan” means this Directors Stock & Option Plan.

(j)	“Restricted Stock Award” means an award granted under Section 5(g) of the Plan.

(k)	“Restricted Stock Unit Award” means an award granted under Section 5(h) of the Plan.

(l)	“Shares” means class A ordinary shares, $.01 par value per share, of the Company.

3. ADMINISTRATION

The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have full and exclusive authority to interpret the Plan, to make all determinations with respect to awards to be granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the implementation and administration of the Plan. The Board’s interpretation and construction of the Plan shall be conclusive and binding on all persons.

4. SHARES SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Section 5(j), (i) the total number of Shares reserved for issuance solely pursuant to Section 6 of the Plan shall be 344,702, and (ii) an additional 450,000 Shares shall be reserved for issuance as Options, Restricted Stock Awards or Restricted Stock Unit Awards under Section 5 of the Plan. If any Shares subject to an Option, Restricted Stock Award or Restricted Stock Unit Award hereunder are forfeited, cancelled or surrendered, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Option, Restricted Stock Award or Restricted Stock Unit Award shall, to the extent of any such forfeiture, cancellation or surrender, again be available for issuance as such an award under the Plan.

(b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares including Shares acquired by purchase in the open market or in private transactions.

5. DIRECTOR’S AWARDS

(a) Initial Option Grant. Each Director who is first elected to the Board subsequent to March 7, 2003 shall be granted an Option to purchase 5,000 Shares (or such other number of Shares, as determined from time to time by the Board) on the date such Director is first elected to the Board and such Option shall have an exercise price per Share equal to 100% of the Fair Market Value per Share at the date of grant; provided, however, that such price shall be at least equal to the par value of a Share.

(b) Annual Option Grants. On the date of each annual meeting of Shareholders of the Company, beginning with the annual meeting for 2008, each Director in office immediately following the annual meeting shall automatically be granted an Option to purchase 2,500 Shares (or such other number of Shares, as determined from time to time by the Board) with an exercise price per Share equal to 100% of the Fair Market Value per Share at the date of grant; provided, however, that such price per share shall be at least equal to the par value of a Share.

(c) Exercisability. Each Option granted to a Director under Section 5(a) or (b) of this Plan shall be fully exercisable on the date of grant and shall expire on the tenth anniversary of the date of grant, and exercisability of such an Option shall not be dependent upon the Director’s continuing service on the Board.

(d) Time And Method Of Exercise. The exercise price of an Option shall be paid to the Company at the time of exercise in cash or through delivery of Shares owned by the Director for more than six months having an aggregate Fair Market Value on the date of exercise equal to the exercise price.

(e) Discretionary Options. Without limiting the operation of Section 5(a) or (b) hereof, the Board may also make discretionary Option grants to Directors hereunder. The Board may determine, in its discretion, the Directors to whom any such Options are to be granted, the number of Shares to be subject to each such Option and the other terms and conditions of such Options, consistent with the terms of the Plan. The exercise price per share of any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and the term of an Option shall not be longer than ten years.

(f) No Option Re-pricing. Except as provided in Section 5(j) hereof relating to certain anti-dilution adjustments, unless the approval of Shareholders of the Company is obtained, Options issued under the Plan shall not be amended to lower their exercise prices and they will not be exchanged for other stock options with lower exercise prices.

(g) Restricted Stock Awards. The Board may grant Restricted Stock Awards to Directors on such terms and conditions, consistent with the provisions of this Plan, as determined by the Board. Restricted Stock Awards shall be subject to restrictions on transferability, forfeiture conditions and other restrictions, if any, as the Board may impose, which restrictions and forfeiture conditions may lapse under such circumstances as the Board may determine. A Director who is granted a Restricted Stock Award shall have all of the rights of a Shareholder prior to vesting of the Restricted Stock Award, including, without limitation, the right to vote the Restricted Stock and the right to receive dividends thereon.

(h) Restricted Stock Unit Awards. The Board may grant Restricted Stock Unit Awards to Directors on such terms and conditions, consistent with the provisions of this Plan, as determined by the Board. Restricted Stock Unit Awards will provide for the delivery of a number of Shares equal to the number of Restricted Stock Units at the time and subject to the terms and conditions set forth by the Board. Delivery of Shares pursuant to the Restricted Stock Unit Awards will occur upon expiration of the deferral period specified by the Board. In addition, Restricted Stock Unit Awards shall be subject to such restrictions, including forfeiture conditions, as the Board may impose.

(i) Transferability. The Options, Restricted Stock Awards and Restricted Stock Unit Awards granted under the Plan may be assigned or otherwise transferred only: (i) by will or the laws of descent and distribution; (ii) by valid beneficiary designation taking effect at death made in accordance with procedures established by the Board; or (iii) solely in the case of Options, by the Director to members of his or her “immediate family”, to a trust established for the exclusive benefit of solely one or more members of the Director’s “immediate family” and/or the Director, or to a partnership or other entity pursuant to which the only owners are one or more members of the Director’s “immediate family” and/or the Director. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means the Director’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

(j) Adjustments. In the event that subsequent to the Effective Date any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation, then in order to maintain the proportionate interest of the Directors and preserve the value of the awards made hereunder (i) there shall automatically be substituted for each Share subject to an unexercised Option, each Restricted Stock Award, each Restricted Stock Unit Award, and each Share to be issued on a formula basis under this Section 5 subsequent to such event, the number and kind of Shares or other securities into which each outstanding Share shall be changed or for which each such Share shall be exchanged, (ii) the exercise price of outstanding Options shall be increased or decreased proportionately so that the aggregate purchase price for the Shares subject to any unexercised Option shall remain the same as immediately prior to such event, and (iii) the number and kind of Shares available for issuance under the Plan shall be equitably adjusted in order to take into account such transaction or other change.

(k) Nonqualified Options. All Options granted under the Plan shall be nonqualified options, not entitled to special tax treatment under Section 422 of the Code.

6. DIRECTOR’S FEES

(a) Each Director may make an irrevocable election on or before the December 31 immediately preceding the beginning of a Fiscal Year of the Company, by written notice to the Company, to defer payment of all or a designated portion (in increments of $5,000) of the cash compensation otherwise payable as his or her annual retainer for service as a Director for the next Fiscal Year. Notwithstanding the foregoing, a Director who first becomes eligible to participate in the Plan may make an election under this Section 6(a) within 30 days of first becoming eligible to participate in the Plan in respect of annual retainer fees for services performed after the date of the election under this Section 6(a).

(b) Deferrals of compensation hereunder shall continue until the Director notifies the Company in writing, on or prior to the October 31 immediately preceding the commencement of any Fiscal Year, that he wishes his compensation for such Fiscal Year and all succeeding periods to be paid in cash on a current basis.

(c) All compensation which a Director elects to defer pursuant to this Section 6 shall be credited in the form of units to a bookkeeping account maintained by the Company in the name of the Director. Each such unit shall represent the right to receive one Share at the time determined pursuant to the terms of the Plan. In consideration for forgoing cash compensation, the number of units so credited will be equal to the number of Shares having an aggregate Fair Market Value (on the date the compensation would otherwise have been paid) equal to 100% of the amount by which the Director’s cash compensation was reduced pursuant to the deferral election. Notwithstanding any other provision of this Plan, in the case of any deferral election made prior to the date of approval of this Plan by the affirmative votes of the holders of a majority of voting securities of the Company, the crediting of Share units to the Director’s bookkeeping account shall be contingent on such Shareholder approval. If such Shareholder approval is not obtained within one year from the Effective Date of this Plan, compensation deferred pursuant to a prior election hereunder will be paid to the Director in cash at the end of such year.

(d) As of each date on which a cash dividend is paid on Shares, there shall be credited to each account that number of units (including fractional units) determined by (i): multiplying the amount of such dividend (per Share) by the number of units in such account; and (ii) dividing the total so determined by the Fair Market Value of a Share on the date of payment of such cash dividend. The additions to a Director’s account pursuant to this Section 6(d) shall continue until the Director’s account is fully paid.

(e) The account of a Director shall be distributed (in the form of one Share for each Share unit) either (x) in a lump sum at the time of the Director’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company or (y) in up to five annual installments commencing at the time of the Director’s “separation from service” with the Company, as elected by the Director. Each Director’s distribution election must be made in writing within 30 days after the Director first becomes eligible to participate in the Plan; provided, however, that, solely in the case of deferrals of compensation that were earned and vested on December 31, 2004 (together with amounts credited thereon under Section 6(d)), a Director may make a new distribution election with respect to the entire portion of such deferrals so long as such election is made at least one year in advance of the Director’s termination of service on the Board. In the case of an account distributed in installments, the amount of Shares distributed in each installment shall be equal to the number of Share units in the Director’s account subject to such installment distribution at the time of the distribution divided by the number of installments remaining to be paid. In the event a Director does not make an affirmative distribution election in accordance with this Section 6(e), the account of the Director shall be distributed in a lump sum at the time of the Director’s “separation from service.”

(f) The right of a Director to amounts described under this Section 6 (including Shares) shall not be subject to assignment or other disposition by him or her other than by will or the laws of descent and distribution. In the event that, notwithstanding this provision, a Director makes a prohibited disposition, the Company may disregard the same and discharge its obligation hereunder by making payment or delivery as though no such disposition had been made.

(g) Each Director may make an election in writing on or prior to each December 31 to receive the Director’s annual retainer fees payable in the following Fiscal Year in the form of Shares instead of cash. Any Shares elected shall be payable at the time cash retainer fees are otherwise payable, and the number of Shares distributed shall be equal to the amount of the annual retainer fee otherwise payable on such payment date divided by the Fair Market Value of a Share on such date. Notwithstanding the foregoing, a Director who first becomes eligible to participate in the Plan may make an election under this Section 6(g) within 30 days of first becoming eligible to participate in the Plan in respect of annual retainer fees for services performed after the date of the election under this Section 6(g).

(h) In the event that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of Shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Directors and preserve the value of the Directors’ Share units, there shall automatically be substituted for each Share unit a new unit representing the number and kind of Shares, other securities or other consideration into which each outstanding Share shall be changed. The substituted units shall be subject to the same terms and conditions as the original Share units.

7. GENERAL PROVISIONS

(a) Compliance With Legal And Trading Requirements. The Plan shall be subject to all applicable laws, rules and regulations, including, but not limited to, U.S. federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under the Plan until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any U.S. state or federal law, rule or regulation or under laws, rules or regulations of other jurisdictions as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under U.S. federal or state law or under the laws of other jurisdictions.

(b) No Right To Continued Service. Neither the Plan nor any action taken there under shall be construed as giving any Director the right to be retained in the service of the Company or any of its subsidiaries or affiliates, nor shall it interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate any Director’s service at any time.

(c) Taxes. The Company is authorized to withhold from any Shares delivered under this Plan or on exercise of an Option any amounts of withholding and other taxes due in connection therewith, and to take such other action as the Company may deem advisable to enable the Company and a Participant to satisfy obligations for the payment of any withholding taxes and other tax obligations relating thereto. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(d) Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of Shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s Shareholders if such Shareholder approval is required by any U.S. federal law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any award theretofore granted to him or her or compensation previously deferred by him or her hereunder.

(e) Unfunded Status Of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to a Restricted Stock Unit Award or a deferral election, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Company may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Company otherwise determines with the consent of each affected Participant.

(f) Non-Exclusivity Of The Plan. Neither the adoption of the Plan by the Board nor its submission to the Shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensation arrangements as it may deem desirable, including, without limitation, the granting of options on Shares and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. Cash shall be paid in lieu of such fractional Shares.

(h) Governing Law. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws thereof.

(i) Effective Date; Plan Termination. The Plan as amended and restated became effective as of March 7, 2003 (the “Effective Date”), upon approval by the Shareholder of the Company. The Plan shall terminate as to future awards on June 1, 2013 or, if earlier, at such time as no Shares remain available for issuance pursuant to Section 4, and the Company has no further obligations with respect to any award granted or compensation deferred under the Plan.

(j) Titles And Headings. The titles and headings of the Sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(k) Section 409A. It is intended that deferrals of compensation that were earned and vested on December 31, 2004 (and amounts credited thereon under Section 6(d) of the Plan) (the “Grandfathered Plan Benefits”) will satisfy the grandfather provisions applicable under Section 409A of the Code so that such Grandfathered Plan Benefits will not be subject to Section 409A of the Code. No amendment to this Plan made after October 3, 2004 will apply to the Grandfathered Plan Benefits unless the amendment specifically provides that it applies to them. As it applies to benefits that are not Grandfathered Plan Benefits, it is intended that the Plan, Options and other awards granted and amounts deferred hereunder will comply with Section 409A of the Code (and any regulations and guidelines issued there under) to the extent subject thereto, and the Plan and such Options, awards and deferral provisions shall be interpreted on a basis consistent with such intent. Without limiting the generality of the foregoing, no adjustment shall be made pursuant to Section 5(j) above that would cause any Option to be treated as deferred compensation pursuant to Section 409A of the Code. The Plan and any Award Agreements issued there under may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code. No action or failure to act, pursuant to this Section 7(k) shall subject the Company to any claim, liability, or expense, and the Company shall not have any obligation to indemnify or otherwise protect any Director from the obligation to pay any taxes pursuant to Section 409A of the Code.

PLEASE DETACH PROXY CARD HERE

XL CAPITAL LTD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned holder of Class A Ordinary Shares of XL Capital Ltd hereby appoints Brian M. O’Hara or, failing him, Kirstin Romann Gould to be its proxy and to vote for the undersigned on all matters arising at the Annual General Meeting of holders of Class A Ordinary Shares of XL Capital Ltd or any adjournment thereof, and to represent the undersigned at such meeting or any adjournment thereof to be held on April 25, 2008 in Hamilton, Bermuda.

THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED AS OF MARCH 17, 2008, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

(Continued, and to be marked, dated and signed, on the other side)

SEE REVERSE SIDE

2008 Annual General Meeting April 25, 2008 Hamilton, Bermuda

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call

TOLL FREE 1-800-786-8302, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your Proxy Card ready, then follow the pre-recorded instructions. Available until 5 p.m. Eastern Time on Thursday, April 24, 2008.

INTERNET

Visit the Internet website at http://proxy.georgeson.com.

Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available until 5 p.m. Eastern Time on Thursday, April 24, 2008.

MAIL Simply complete, sign and date your Proxy Card and return it in the postage-paid envelope. If you are delivering your proxy by telephone or the Internet, please do not mail your Proxy Card.

COMPANY NUMBER	CONTROL NUMBER

TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

Please mark your vote as indicated in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	To elect the following three Nominees as Class I Directors to hold office until 2011:			2.	To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York to act as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.	FOR	AGAINST	ABSTAIN
	(1) Herbert N. Haag (2) Ellen E. Thrower (3) John M. Vereker	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees

INSTRUCTION: To withhold authority to vote for any nominee listed, write that nominee’s name in the space provided below:				3.	To approve the amendment and restatement of the Company's Directors Stock & Option Plan.	FOR	AGAINST	ABSTAIN

Date	, 2008

SIGNATURE(S)

IMPORTANT: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer, or in a fiduciary capacity, please indicate the capacity in which you are signing.